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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Virtu Financial, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Virtu Financial, Inc.
900 Third Avenue, 29th Floor,
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
April 29, 2016

        Notice is hereby given that the 2016 Annual Meeting of stockholders (the "Annual Meeting") of Virtu Financial, Inc., a Delaware corporation (the "Company", "Virtu" or "we"), will be held on Tuesday, June 14, 2016 at 9:00 a.m. (Eastern Time) at Virtu Financial, Inc., 900 Third Avenue, 29th Floor, New York, New York 10022.

        We are holding the meeting for the following purposes:

  1.
  to elect three directors to our board of directors, each to serve as a Class I director for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2019 and until such director's successor has been duly elected and qualified;

  2.
  to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2016; and

  3.
  to transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Only stockholders of record as of the close of business on April 22, 2016 (the "Record Date") will be entitled to attend or vote at the Annual Meeting or any adjournment or postponement thereof.

        To make it easy to vote, Internet and telephone voting are available. The instructions for voting are on the proxy card.

        If you hold your shares through a bank, broker or other holder of record, please follow the voting instructions you received from the holder of record.

        If you plan to attend the Annual Meeting and you are a registered stockholder, please bring a valid, government-issued photo identification (such as a driver's license or a passport). If you are the beneficial owner of shares held in "street name" through a bank, broker or other intermediary, in addition to a government-issued photo identification, you should bring proof of ownership of our common stock as of the Record Date. A recent brokerage statement or a letter from your bank, broker or other intermediary that shows your ownership of Virtu common stock as of the Record Date are examples of proof of ownership.

        Use of cameras, recording devices, computers, and other electronic devices, such as smartphones and tablets, will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting.

        Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we hope you will vote your shares as soon as possible. Please mark, sign, date, and return the accompanying proxy card or voting instruction form in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like your shares voted. Instructions are included on the proxy card and voting instruction form.

By Order of the Board of Directors
/s/ VINCENT VIOLA Vincent Viola Founder, Executive Chairman and Chairman of the Board of Directors

New York, New York
April 29, 2016

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 14, 2016: Virtu's Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are also available at http://www.astproxyportal.com/ast/20043/.

VIRTU FINANCIAL, INC.
PROXY STATEMENT
2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2016

GENERAL INFORMATION

        This is our first annual meeting of stockholders. We are making this proxy statement available to our stockholders on or about April 29, 2016 in connection with the solicitation of proxies by our board of directors for the Annual Meeting, which will be held on Tuesday, June 14, 2016 at 9:00 a.m. (Eastern Time) at Virtu Financial, Inc., 900 Third Avenue, 29th Floor, New York, New York 10022. As a stockholder of Virtu, you are invited to attend the Annual Meeting and are entitled and encouraged to vote on the proposals described in this proxy statement. Below are answers to common questions stockholders may have about the Annual Meeting. Our fiscal year ends on December 31.

        We have four classes of authorized common stock. The Class A common stock and the Class C common stock have one vote per share. The Class B common stock and the Class D common stock have 10 votes per share. Shares of our common stock generally vote together as a single class on all matters submitted to a vote of our stockholders.

        TJMT Holdings LLC (the "Founder Member"), an affiliate of Mr. Vincent Viola, our Founder and Executive Chairman, and other members of the Viola family, holds all of our issued and outstanding Class D common stock and controls approximately 93.1% of the combined voting power of our outstanding common stock. As a result, it is able to control any action requiring the general approval of our stockholders, including the election of our board of directors, the adoption of amendments to our certificate of incorporation and bylaws and the approval of any merger or sale of substantially all of our assets.

What information is included in this proxy statement?

        The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our board of directors and board committees, the compensation of current directors and certain executive officers for the year ended December 31, 2015, and other information.

What are the Proxy Materials?

        The "Proxy Materials" are this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Why did I receive a one-page notice in the mail regarding the Internet availability of the Proxy Materials instead of a full set of the Proxy Materials?

        Pursuant to rules adopted by the SEC, we have elected to provide access to our Proxy Materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders. All stockholders will have the ability to access the Proxy Materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive an electronic copy or printed set of the Proxy Materials. Instructions on how to access the Proxy Materials over the Internet or to request an electronic copy or printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive the Proxy Materials in printed form by mail or electronically by email on an ongoing basis.

What items will be voted on at the Annual Meeting and how does the board of directors recommend that I vote?

        There are two proposals to be voted on at the Annual Meeting:

  1.
  the election of three directors to our board of directors, each to serve as a Class I director for a three-year term and until such director's successor has been duly elected and qualified; and

  2.
  the ratification of the appointment of Deloitte & Touche LLP ("Accounting Firm") as our independent registered public accounting firm for our current fiscal year ending December 31, 2016.

        The board of directors recommends that you vote FOR both proposals.

        Our amended and restated bylaws (our "bylaws") provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. We have not received any such proposals. We do not anticipate any other matters will come before the Annual Meeting. If any other matter comes before the Annual Meeting, the proxy holders appointed by our board of directors will have discretion to vote on those matters.

Who may vote at the meeting?

        Holders of Class A common stock, Class C common stock and Class D common stock, together as a single class, as of the close of business on April 22, 2016, the Record Date, may vote at the Annual Meeting.

How many votes do I have?

        As of the Record Date, there were:

  •
  38,229,946 shares of Class A common stock outstanding;

  •
  20,922,855 shares of Class C common stock outstanding; and

  •
  79,610,490 shares of Class D common stock outstanding.

        There are no shares of Class B common stock outstanding.

        Holders of Class A common stock are entitled to one vote per share of Class A common stock held as of the Record Date. Holders of Class C common stock are entitled to one vote per share of Class C common stock held as of the Record Date. Holders of Class D common stock are entitled to ten votes per share of Class D common stock held as of the Record Date.

What vote is required for each proposal?

        For the election of directors, each director must be elected by a plurality of the votes cast. This means that the three nominees receiving the largest number of "for" votes will be elected as directors. We do not have cumulative voting.

        The ratification of our independent registered public accounting firm and any other proposals that may come before the Annual Meeting will be determined by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon.

        The Founder Member controls approximately 93.1% of the combined voting power of our outstanding common stock and, as a result, controls any action requiring the general approval of our stockholders, including the election of our board of directors. The Founder Member has informed us that it intends to vote "for" the three nominated directors and the ratification of the appointment of the Accounting Firm as our independent registered public accounting firm for our current fiscal year ending December 31, 2016.

How are abstentions and broker non-votes counted?

        Abstentions (shares present at the meeting in person or by proxy that are voted "abstain") and broker non-votes (explained below) are counted for the purpose of establishing the presence of a quorum but are not counted as votes cast in respect of the two proposals to be voted on at the Annual Meeting.

What constitutes a "quorum"?

        The holders of a majority of the voting power of the combined shares of Class A common stock, Class B common stock, Class C common stock and Class D common stock issued, outstanding and entitled to vote, either in person or represented by proxy, constitute a quorum.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

  •
  Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are a stockholder of record.

  •
  Beneficial Owner of Shares Held in Street Name.  If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in street name. The organization holding your account is considered the stockholder of record. As a beneficial owner, you have the right to direct the organization holding your account on how to vote the shares you hold in your account.

How do I vote?

  •
  Vote by Internet.  Visit www.voteproxy.com to vote via the Internet. Stockholders of record may submit proxies over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or, if printed copies of the Proxy Materials were requested, the instructions on the printed proxy card. Most beneficial stockholders may vote by accessing the website specified on the voting instructions forms provided by their brokers, trustees, banks or other nominees. Please check your voting instruction form for Internet voting availability.

  •
  Vote by Telephone.  Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Stockholders of record may submit proxies using any touch-tone telephone from within the United States by following the instructions on the Notice of Internet Availability of Proxy Materials or, if printed copies of the Proxy Materials were requested, the instructions on the printed proxy card. Most beneficial owners may vote using any touch-tone telephone from within the United States by calling the number specified on the voting instruction forms provided by their brokers, trustees, banks or other nominees.

  •
  Vote by Mail.  Stockholders of record may submit proxies by mail by requesting printed proxy cards and completing, signing and dating the printed proxy cards and mailing them in the pre-addressed envelopes that will accompany the printed Proxy Materials. Beneficial owners may vote by completing, signing and dating the voting instruction forms provided and mailing them in the pre-addressed envelopes accompanying the voting instruction forms. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the board of directors. If you are a beneficial owner and you return your signed voting instruction form but do not indicate your voting preferences, please see "How are abstentions and broker non-votes counted?" regarding whether your broker, bank or other holder of record may vote your uninstructed shares on a particular proposal.

  •
  Vote in Person at the Annual Meeting.  All stockholders as of the close of business on the Record Date can vote in person at the Annual Meeting. You can also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner, you must obtain a legal proxy from your broker, bank, or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also vote either by telephone, by Internet, or by mail so that your vote will be counted if you decide not to attend.

Can I change my vote after submitting a proxy?

        Stockholders of record may revoke their proxy at any time before it is exercised at the Annual Meeting by (i) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked to Virtu Financial, Inc., 900 Third Avenue, 29th Floor, New York, New York 10022, Attn: Secretary, (ii) submitting a later-dated proxy relating to the same shares by mail, telephone or the Internet prior to the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person. If you are a beneficial stockholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.

If I hold shares in street name through a broker, can the broker vote my shares for me?

        If you hold your shares in street name and you do not vote, the broker or other organization holding your shares can vote on certain "routine" proposals but cannot vote on other proposals. Proposal 1 (election of directors) is not considered a "routine" proposal. Proposal 2 (ratification of our independent registered public accounting firm) is a "routine" proposal. If you hold shares in street name and do not vote on Proposal 1, your shares will not be voted in respect of Proposal 1 and will be counted as "broker non-votes."

Who is paying for this proxy solicitation?

        We are paying the costs of the solicitation of proxies. Members of our board of directors and officers and employees may solicit proxies by mail, telephone, fax, email or in person. We will not pay directors, officers or employees any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions.

What do I need to do if I want to attend the meeting?

        You will need to provide evidence that you are a stockholder as of the Record Date. If you plan to attend the Annual Meeting and you are a registered stockholder, please bring a valid, government-issued photo identification (such as a driver's license or a passport). If you are the beneficial owner of shares held in "street name" through a bank, broker or other intermediary, in addition to government-issued photo identification, you should bring proof of ownership of our common stock as of the Record Date. A recent brokerage statement or a letter from your bank, broker or other intermediary that shows your ownership of our common stock as of the Record Date are examples of proof of ownership.

        Use of cameras, recording devices, computers, and other electronic devices, such as smartphones and tablets, will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting.

Where can I find voting results?

        Final voting results from the Annual Meeting will be filed with the Securities and Exchange Commission ("SEC") on a Current Report on Form 8-K within four business days of the Annual Meeting (including the Annual Meeting date).

I share an address with another stockholder. Why did we receive only one set of Proxy Materials?

        We may satisfy SEC rules regarding delivery of our Proxy Materials, including our proxy statement, or delivery of the Notice of Internet Availability of Proxy Materials by delivering a single copy of these documents to an address shared by two or more stockholders. This process is known as "householding." To the extent we have done so, we have delivered only one set of the Proxy Materials or one Notice of Internet Availability of Proxy Materials, as applicable, to stockholders who share an address with another stockholder, unless contrary instructions were received prior to the mailing date. We undertake to promptly deliver, upon written or oral request, a separate copy of our proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and/or our Notice of Internet Availability of Proxy Materials, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. To make such a request, please follow the instructions on our Notice of Internet Availability of Proxy Materials.

        If your shares are held by a brokerage firm or bank and you prefer to receive separate copies of our proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and/or our Notice of Internet Availability of Proxy Materials, either now or in the future, please contact your brokerage firm or bank. If your brokerage firm or bank is unable or unwilling to assist you, please contact us at our executive office or by calling our offices at (212) 418-0100. Stockholders sharing an address who are receiving multiple copies of the Proxy Materials and/or our Notice of Internet Availability of Proxy Materials may do so by contacting our Investor Relations department at our executive office or by calling our offices at (212) 418-0100.

What is the deadline to propose actions for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors?

        Stockholder proposals intended to be presented at the 2017 Annual Meeting of Stockholders pursuant to Exchange Act Rule 14a-8 must be delivered to our Secretary at our executive office no later than the close of business on December 30, 2016, in order to be included in the our proxy materials for that meeting. Such proposals must also comply with all applicable provisions of Exchange Act Rule 14a-8.

        Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Stockholder proposals submitted for consideration at the 2017 Annual Meeting of Stockholders but not submitted for inclusion in our proxy materials pursuant to Exchange Act Rule 14a-8, including nominations for candidates for election as directors, must be delivered to our Secretary at our executive office no earlier than February 14, 2017 and no later than March 16, 2017 (assuming we do not change the date of the 2017 Annual Meeting of Stockholders by more than 30 days before or 90 days after the anniversary of the 2016 Annual Meeting) and comply with the other provisions of our bylaws.

Whom should I contact if I have additional questions?

        You can contact our Investor Relations department, at (212) 418-0100 or at our executive office. Stockholders who hold their shares in street name should contact the organization that holds their shares for additional information on how to vote.

        We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. These filings are available on the Investor Relations page of our corporate website at www.virtu.com. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including financial statements and schedules thereto filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Virtu Financial, Inc.
Attn: Investor Relations
900 Third Avenue, New York
New York 10022

 PROPOSAL 1: ELECTION OF DIRECTORS

        At the Annual Meeting, stockholders will vote to elect the three nominees named in this proxy statement as Class I directors. Each of the Class I directors elected at the Annual Meeting will hold office until the 2019 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. Our board of directors has nominated William F. Cruger, Jr., Christopher C. Quick and Vincent Viola to serve as Class I directors for terms expiring at the 2019 Annual Meeting of Stockholders and until each of their successors has been duly elected and qualified. The persons named as proxies will vote to elect Messrs. Cruger, Quick and Viola unless a stockholder indicates that his or her shares should be withheld with respect to one or both of such nominees.

        In the event that any nominee for Class I director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the current board of directors to fill the vacancy. All the nominees are currently serving as directors and we do not expect that the nominees will be unavailable or will decline to serve.

        Our board of directors recommends that you vote FOR each of the nominees for our board of directors in this Proposal 1.

 DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

        The following table sets forth certain information about our directors and executive officers as of the date of this proxy statement.

Name	Age	Position
Vincent Viola	60	Founder, Executive Chairman and Chairman of the Board of Directors
Douglas A. Cifu	50	Chief Executive Officer and Director
Joseph Molluso	47	Executive Vice President and Chief Financial Officer
Venu Palaparthi	46	Senior Vice President, Compliance, Regulatory and Government Affairs
General John Philip Abizaid (Ret.)	65	Director
William F. Cruger, Jr.	57	Director
John D. Nixon	60	Director
Christopher C. Quick	58	Director
John F. (Jack) Sandner	74	Director
Michael T. Viola	29	Director

        Set forth below is a brief biography of each of our executive officers and directors.

Directors

Class I Directors

        The term of the following three Class I directors will expire at the 2016 Annual Meeting of Stockholders. Messrs. Cruger, Quick and Viola are the only nominees for election at the Annual Meeting, for a term that will expire at the 2019 Annual Meeting of Stockholders and until his successor has been duly elected and qualified.

        William F. Cruger, Jr. became a member of our board of directors in April 2015 and has been a member of our board of directors of Virtu Financial LLC ("Virtu Financial") since February 2015. He was most recently Vice Chairman of Investment Banking at J.P. Morgan and Co., where he was responsible for key client relationships on a global basis. Previously, Mr. Cruger held a number of senior positions at J.P. Morgan, including Managing Director in the Financial Institutions group from 1996 to 2011. During this time, he also oversaw the rationalization of the firm's private equity investments in trading platforms and related ventures at Lab Morgan from 2000 to 2001. Prior to this, Mr. Cruger ran the firm's investment banking practices in Japan from 1991 to 1996, Latin America from 1989 to 1991 and Emerging Asia from 1984 to 1988. Mr. Cruger currently serves on the board of MarketAxess Holdings Inc. and People's United Financial, Inc., and has previously served on the boards of Archipelago Holdings, Inc., CreditTrade, Inc. and Capital IQ, Inc. He has an M.B.A. from Columbia University and a B.A. from Clark University. Mr. Cruger's extensive experience in financial markets and financial leadership adds significant value to our board of directors.

        Christopher C. Quick became a member of our board of directors in April 2016. Mr. Quick has more than 30 years of experience in the securities and financial services industries. He is the former CEO of Banc of America Specialist, Inc., a wholly-owned subsidiary of Bank of America Corporation and member firm of the New York Stock Exchange ("NYSE"). He is also a past Vice Chairman of Global Wealth and Investment Management with Bank of America. From 1982 to 2004, he served as Chairman and Chief Executive Officer of Q&R Specialist, JJC Specialist and Fleet Specialists where he remained following the firm's acquisition by Bank of America Corporation. He is a member of the board of directors of The Alfred E. Smith Memorial Foundation Inc. and on the Board of Trustees for

Catholic Relief Services, Fairfield University and Mutual of America. He is also a former member of the NYSE Board of Directors, the board of directors of KCG and the Board of Trustees for the Boys Club of New York. Mr. Quick received a B.S. in Finance from Fairfield University in 1979. Mr. Quick's qualifications to serve on our board of directors include his significant experience in the financial services and securities industries, including in the specialist business, and in senior leadership roles and his substantial experience with post-merger and acquisition integration matters.

        Vincent Viola is our Founder and has served as our Executive Chairman since November 2013. He is also the Chairman of our board of directors. He previously served as Chief Executive Officer and Chairman of the board of directors of Virtu Financial and its predecessors since April 2008. Mr. Viola is one of the nation's foremost leaders in electronic trading. He was the founder of Virtu Financial Operating LLC ("Virtu East") in 2008, a founder of Madison Tyler Holdings, LLC ("Madison Tyler Holdings") in 2002 and the former Chairman of the New York Mercantile Exchange ("NYMEX"). Mr. Viola started his career in the financial services industry on the floor of the NYMEX and became Vice Chairman from 1993 to 1996 and Chairman from 2001 to 2004. Mr. Viola graduated from the U.S. Military Academy at West Point in 1977. He later graduated from the U.S. Army Airborne, Infantry and Ranger Schools and served in the 101st Airborne Division. In 1983, he graduated from New York Law School. Mr. Viola's extensive business experience in the financial services industry provides our board of directors with valuable knowledge and experience in the electronic trading and market making business. In addition, as our founder, Mr. Viola has successfully led Virtu since its inception and provides our board of directors with valuable insight regarding strategic decisions and the future direction of our Company.

Class II Directors

        The term of the following two Class II directors will expire at the 2017 Annual Meeting of Stockholders.

        Douglas A. Cifu has been our Chief Executive Officer and a member of our board of directors since November 2013. He previously served as Virtu Financial's President and Chief Operating Officer and has served on its board of directors since co-founding the firm in April 2008. Prior to co-founding Virtu, Mr. Cifu was a partner at the international law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP, where he practiced corporate law from 1990 to 2008. Mr. Cifu also serves on the board of directors of Independent Bank Group, Inc., a regional bank holding company. Mr. Cifu completed his J.D. at Columbia Law School in 1990 and received his B.A. from Columbia University in 1987, from which he graduated magna cum laude. Mr. Cifu's experience as a corporate attorney provides us with valuable insight regarding acquisitions, debt financings, equity financings and public markets.

        John F. (Jack) Sandner became a member of our board of directors in April 2015 and has been a member of Virtu Financial's board of directors since November 2011. Mr. Sandner has served as a member of the board of directors of CME Group Inc. since 1978 and has been a member of CME for more than 30 years. He also served as Special Policy Advisor from 1998 to 2005. Previously, he served as Chairman of the board of CME Group Inc. for 13 years. Mr. Sandner has served as Chairman of E*Trade Futures, LLC since 2003. Mr. Sandner previously served as President and CEO of RB&H Financial Services, L.P., a futures commission merchant and clearing firm ("RB&H Financial Services"), from 1985 to 2003. RB&H Financial Services is now a division of MF Global. Mr. Sandner serves as a consultant to RB&H Financial Services. Mr. Sandner currently serves on the board of the National Futures Association and serves as one of our board representatives on the Dubai Mercantile Exchange. Mr. Sandner currently serves on the board of CME Group Inc. and Echo Global Logistics, Inc. and previously served on the board of Click Commerce Inc. Mr. Sandner's extensive business experience in the electronic market making business and his previous service on the boards of other public companies adds significant value to our board of directors.

Class III Directors

        The term of the following three Class III directors will expire at the 2018 Annual Meeting of Stockholders.

        General John Philip Abizaid (Ret.) became a member of our board of directors in April 2015 and has been a member of Virtu Financial's board of directors since July 2011. Since 2007, Gen. Abizaid has served as an international business and leadership consultant. Gen. Abizaid retired from the U.S. Army in 2007 after 34 years of service, during which time he rose from an infantry platoon leader to become a four-star general and the longest-serving commander of U.S. Central Command. During his distinguished career, his command assignments ranged from infantry combat to delicate international negotiations. Gen. Abizaid serves as the Distinguished Chair of the Combating Terrorism Center at West Point. He has been a member of the Council on Foreign Relations and the International Institute for Strategic Studies, and served as a Director of the George Olmsted Foundation. In addition to serving on our board, Gen. Abizaid serves on the board of directors for USAA and RPM, Inc.. Gen. Abizaid's extensive international, military and governmental experience and previous service on the boards of other companies adds significant value to our board of directors and to our Company.

        John D. Nixon became a member of our board of directors in May 2015. Mr. Nixon has more than 30 years of international experience in the interdealer broker industry with ICAP plc ("ICAP") and, previously, with Tullett Prebon. He served as a non-executive director of ICAP from 1998 to 2002 and was appointed an executive director in May 2008. Mr. Nixon was a member of ICAP's Global Executive Management Group since 2003 with responsibility, over that period, for business divisions and strategic acquisitions. He represented the ICAP Americas businesses to the ICAP board, was chairman of the i-Swap business and had been responsible for the implementation of the ICAP Swap Execution Facility. Mr. Nixon holds a degree in Commerce from Queen's University, Ontario. On March 31, 2015, Mr. Nixon retired from the ICAP board. In addition to serving on our board, Mr. Nixon serves as a Senior Advisor to Teneo Holdings. Mr. Nixon's extensive business experience in the interdealer broker industry adds significant value to our board of directors.

        Michael T. Viola became a member of our board of directors in April 2016. Mr. Viola previously served the Company in a variety of roles since 2011, most recently as a senior trader focused on foreign exchange products and global commodities. Mr. Viola currently serves as the President of the Viola family's private investment office, located in New York City. In addition, Mr. Viola is a member of the board of directors of Independent Bank Group, Inc., which he joined in February 2013. Mr. Viola also served on the board of a family-founded nonprofit organization focused on Catholic education initiatives in inner-city communities from 2010 to 2011. Mr. Viola's significant experience in electronic market making and his experience as the director of another public company adds significant value to our board of directors.

Executive Officers

        Joseph Molluso has been our Executive Vice President and Chief Financial Officer since November 2013. Prior to joining Virtu, Mr. Molluso was a Managing Director in Investment Banking at J.P. Morgan from March 2006 to November 2013, where he provided strategic advice to financial institutions with a focus on market structure related companies. Mr. Molluso started his career as an investment banker specializing in financial services companies in 1997 at Donaldson, Lufkin & Jenrette and its successor, Credit Suisse, where he helped establish the global financial technology group. Mr. Molluso received his M.B.A. from New York University in 1997 and his B.B.A. from Pace University in 1991.

        Venu Palaparthi has been our Senior Vice President for Compliance, Regulatory and Government Affairs since December 2014. Mr. Palaparthi also serves as Chief Executive Officer of our two registered broker-dealers. Between 2011 and 2014, Mr. Palaparthi served as an officer at The NASDAQ

Stock Market LLC ("NASDAQ") in the Global Trading and Market Services division. While at NASDAQ, he was CEO of NASDAQ's broker-dealer subsidiaries—Nasdaq Execution Services LLC, Execution Access LLC and NPM Securities LLC. Mr. Palaparthi was responsible for regulatory compliance for Transaction Services U.S. and led various market structure and post-execution initiatives for NASDAQ's U.S. marketplaces. Prior to NASDAQ, Mr. Palaparthi was Chief Compliance Officer of Instinet LLC ("Instinet") between 2008 and 2011. From 2000 to 2008, Mr. Palaparthi worked in a variety of functions at Instinet including Head of Business Audit and Technology Compliance Officer. Mr. Palaparthi started his career as an analyst at Reuters in 1994. Mr. Palaparthi received his M.B.A. from The University of Texas at Arlington in 1994. He earned a dual degree—BE (Honors) in Computer Science and M.Sc. (Honors) in Economics—from Birla Institute of Technology and Science in Pilani, India.

Board Composition

        Our board of directors consists of eight directors. In accordance with our amended and restated certificate of incorporation and bylaws, the number of directors on our board of directors will be determined from time to time by the board of directors but shall not be less than three persons nor more than 20 persons.

        Each director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Vacancies and newly created directorships on the board of directors may be filled at any time by the remaining directors. In addition, at any point prior to the occurrence of the time at which the Founder Member or any of its affiliates or permitted transferees no longer beneficially own shares representing 25% of our issued and outstanding common stock (the "Triggering Event"), vacancies on the board of directors may also be filled by the affirmative vote of a majority of our outstanding shares of common stock.

        Until the Triggering Event occurs, any director may be removed with or without cause by the affirmative vote of a majority of our outstanding shares of common stock. Thereafter, directors may be removed only for cause by the affirmative vote of at least 75% of our outstanding shares of common stock. At any meeting of the board of directors, except as otherwise required by law, a majority of the total number of directors then in office will constitute a quorum for all purposes.

        Our amended and restated certificate of incorporation provides that the board of directors is divided into three classes of directors, with staggered three-year terms, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of the board of directors will be elected each year.

Controlled Company Status

        As the Founder Member currently controls more than 50% of our combined voting power, we are considered a "controlled company" for the purposes of NASDAQ rules and corporate governance standards. As a "controlled company," we are permitted and have elected not to comply with certain NASDAQ corporate governance requirements, including those that would otherwise require our board of directors to have a majority of independent directors and require that we either establish a Compensation and Nominating and Corporate Governance Committees, each comprised entirely of independent directors, or otherwise ensure that the compensation of our executive officers and nominees for directors are determined or recommended to the board of directors by the independent members of the board of directors.

Director Independence

        Our board of directors has determined that Messrs. Cruger, Nixon, Quick and Sandner are each "independent directors" as such term is defined by the applicable rules and regulations of NASDAQ.

Family Relationships of Directors and Executive Officers

        Other than Michael T. Viola, who is the son of our Founder and Executive Chairman, none of the current directors or officers, or nominees for director, is related to any other officer or director of the Company or to any nominee for director.

Board of Directors Leadership Structure

        We currently separate the roles of chairman of the board of directors and chief executive officer. Vincent Viola, our Founder and Executive Chairman, serves as chairman of the board. This structure enables the board of directors to effectively exercise its role in oversight of Virtu while allowing our Chief Executive Officer to focus on the management of the day-to-day conduct of our business. The board may review and change its leadership structure in the future.

Board of Directors Role in Risk Oversight

        It is the duty of our board of directors to serve as a prudent fiduciary for stockholders and to oversee the management of our Company.

        Our Audit Committee, under powers delegated to it by our board of directors, is responsible for discussing with management the major financial, legal, compliance and other significant risks. Our Audit Committee works directly with members of senior management and our internal audit team to review and assess our risk management initiatives. In addition, the Audit Committee meets as appropriate (i) as a committee to discuss our risk management policies and exposures and (ii) with our independent auditors to review our internal control environment and potential significant risk exposures.

        Our Compensation Committee oversees the management of risks relating to our executive compensation programs and employee benefit plans. In fulfilling its duties, the Compensation Committee reviews at least annually our executive compensation programs, meets regularly with management to understand the financial, human resources and stockholder implications of compensation decisions and reports as appropriate to our board of directors.

        The Nominating and Governance Committee oversees the management of risks relating to our corporate governance structure and director selection process.

        Our board of directors as a whole also engages in the oversight of risk in various ways. It sets goals and standards for our employees, officers and directors. During the course of each year, our board of directors reviews the structure and operation of various of our departments and functions. In these reviews, our board of directors discusses with management material risks affecting those departments and functions and management's approach to mitigating those risks. Our board of directors also reviews and approves management's operating plans and any risks that could affect the results of those operating plans. In its review and approval of Annual Reports on Form 10-K, our board of directors reviews our business and related risks, including as described in the "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the reports. The Audit Committee reviews these risks quarterly in connection with the preparation of Quarterly Reports on Form 10-Q.

        When our board of directors reviews particular transactions and initiatives that require its approval, or that otherwise merit its involvement, it generally includes related analysis and risk mitigation plans among the matters addressed with senior management. The day-to-day identification and management of risk is the responsibility of our management. As the market environment, industry practices, regulatory requirements and our business evolve, we expect that senior management and our board of directors will respond with appropriate risk mitigation strategies and oversight.

Board and Committee Meetings; Annual Meeting Attendance

        During the year ended December 31, 2015:

  •
  the board of directors held seven meetings and acted by written consent six times;

  •
  the Audit Committee held six meetings and did not act by written consent;

  •
  the Nominating and Corporate Governance Committee held one meeting and acted once by written consent; and

  •
  the Compensation Committee held two meetings and acted once by written consent.

        In the year ended December 31, 2015, no member of our board of directors attended fewer than 75% of the aggregate of: (i) the total number of meetings of the board of directors (held during the period for which he or she has been a director) and (ii) the number of meetings held by all committees of the board of directors (during the periods that he or she served on such committees).

        According to our Corporate Governance Guidelines, our directors are expected to attend the annual meeting of stockholders, meetings of the board of directors and meetings of committees on which they serve and to spend the time needed, and meet as frequently as necessary, to properly discharge their responsibilities. Directors are expected to review meeting materials prior to board of director and committee meetings and, when possible, should communicate in advance of meetings any questions or concerns that they wish to discuss so that management will be prepared to address the same. Each director's attendance at, and preparation for, board of director meetings and meetings of committees on which they serve shall be considered by the Nominating and Corporate Governance Committee when recommending director nominees.

Board Committees

        Our board of directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Under the rules of NASDAQ, the membership of the Audit Committee is required to consist entirely of independent directors. As a controlled company, we are not required to have fully independent Compensation and Nominating and Corporate Governance Committees. The following is a brief description of our committees.

Audit Committee

        Our Audit Committee assists the board of directors in monitoring the audit of our financial statements, our independent auditors' qualifications and independence, the performance of our audit function and independent auditors and our compliance with legal and regulatory requirements. Our Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the Audit Committee. Our Audit Committee also reviews and approves related party transactions as required by the rules of NASDAQ. Our board of directors has adopted a written charter for the Audit Committee, which is available on our corporate website at http://ir.virtu.com/corporate-governance.cfm. The information on our website is not part of this proxy statement.

        Messrs. Cruger, Quick and Sandner are the members of our Audit Committee. The board of directors has determined that Mr. Cruger qualifies as an "audit committee financial expert" as such term is defined in Item 401(h) of Regulation S-K and that each of Messrs. Cruger, Quick and Sandner are "independent" for purposes of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and under the listing standards of NASDAQ. The designation of "audit committee financial expert" does not impose on Mr. Cruger any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our board of directors.

Compensation Committee

        Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our directors and employees and is responsible for approving the compensation of our Chief Executive Officer and other executive officers. Our Compensation Committee will also administer the issuance of awards under our 2015 Management Incentive Plan (the "2015 Plan"). Our board of directors has adopted a written charter for the Compensation Committee, which is available on our corporate website at http://ir.virtu.com/corporate-governance.cfm. The information on our website is not part of this proxy statement.

        Messrs. Abizaid and Sandner are the members of our Compensation Committee. Because we are a "controlled company" under the rules of NASDAQ, our Compensation Committee is not required to be fully independent, although if such rules change in the future or we no longer meet the definition of a controlled company under the current rules, we will adjust the composition of the Compensation Committee accordingly in order to comply with such rules.

Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee selects or recommends that the board of directors select candidates for election to our board of directors, develops and recommends to the board of directors corporate governance guidelines that are applicable to us and oversees board of director and management evaluations. In addition, our Nominating and Corporate Governance Committee recommends to our board of directors for approval director nominees, consistent with our director qualifications criteria and any obligations under its contractual arrangements. Our board of directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at http://ir.virtu.com/corporate-governance.cfm. The information on our website is not part of this proxy statement.

        Messrs. Abizaid and Viola are the members of our Nominating and Corporate Governance Committee. Because we are a "controlled company" under the rules of NASDAQ, our Nominating and Corporate Governance Committee is not required to be fully independent, although if such rules change in the future or we no longer meet the definition of a controlled company under the current rules, we will adjust the composition of the Nominating and Corporate Governance Committee accordingly in order to comply with such rules.

Policy Regarding Director Nominations

        Our Nominating and Corporate Governance Committee utilizes a broad approach for identification of director nominees and may seek recommendations from our directors, officers or stockholders and/or engage a search firm. In evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the Nominating and Corporate Governance Committee evaluates all factors which it deems appropriate, including the number of current directors, as well as the qualifications set forth in our Corporate Governance Guidelines, including the highest personal and professional ethics, integrity, high performance standards and history of achievements, and ability to provide wise and thoughtful counsel on a broad range of issues. It also takes into account specific characteristics and expertise that it believes will enhance the diversity of knowledge, expertise, background and personal characteristics of our board of directors.

        The Nominating and Corporate Governance Committee may engage a third party to conduct or assist with this evaluation. Ultimately, the Nominating and Corporate Governance Committee seeks to recommend to the board of directors those nominees whose specific qualities, experience and expertise will augment the current board of directors' composition and whose past experience evidences that they will: (1) dedicate sufficient time, energy and attention to ensure the diligent performance of board duties; (2) comply with the duties and responsibilities set forth in our Corporate Governance

Guidelines and in our bylaws; (3) comply with all duties of care, loyalty and confidentiality applicable to them as directors of publicly traded corporations organized in Delaware; and (4) adhere to our Code of Conduct and Ethics.

        In its discretion, the Nominating and Corporate Governance Committee will also consider recommendations of qualified nominees by stockholders by evaluating the same factors as described above.

        In addition to the board process described above, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must meet certain deadlines established by our by-laws and provide certain information required by our bylaws. For a description of the process for nominating directors in accordance with our bylaws, see "What is the deadline to propose actions for consideration at next year's Annual Meeting of Stockholders or to nominate individuals to serve as directors?" on page 5 of this proxy statement.

Communication with the Board of Directors

        Any stockholder or other interested parties who would like to communicate with our board of directors, the independent directors as a group or any specific member or members of our board of directors should send such communications to the attention of our Secretary, at Virtu Financial, Inc., 900 Third Avenue, New York, New York 10022. Communications should contain instructions on which member or members of the board of directors the communication is intended for, if applicable. In general, such communication will be forwarded to the intended recipients. However, the Secretary may, in his discretion, decline to forward any communications that are abusive, threatening or otherwise inappropriate.

Compensation Committee Interlocks and Insider Participation

        During the year ended December 31, 2015, no member of the Compensation Committee was one of our officers or employees. None of our executive officers serves on the Compensation Committee or board of directors of any other company of which any of the members of our Compensation Committee or any of ours directors is an executive officer.

Code of Conduct and Ethics

        We have adopted a code of conduct and ethics applicable to our employees, officers and directors. A copy of that code is available on our corporate website at http://ir.virtu.com/corporate-governance.cfm. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The information on our website is not part of this proxy statement.

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table shows the compensation earned by our Founder and Executive Chairman, our principal executive officer and our two most highly compensated executive officers who were serving as executive officers as of December 31, 2015, whom we refer to collectively as our "named executive officers," for the fiscal years ended December 31, 2015, 2014 and 2013.

Name and Principal Position	Year	Salary($)	Bonus($)		Stock Awards($)		Option Awards($)(1)	All Other Compensation($)		Total ($)(2)
Vincent Viola	2015	—	—		—		8,201,481	—		8,201,481
Founder and Executive	2014	—	—		—		—	—		—
Chairman	2013	—	—		—		—	—		—
Douglas A. Cifu	2015	1,000,000	—		—		1,182,195	56,621	(3)	2,238,816
Chief Executive Officer	2014	1,000,000	—		—		—	41,774	(3)	1,041,774
	2013	1,000,000	—		—		—	—		1,000,000
Joseph Molluso	2015	500,000	650,000		639,606	(4)	177,329	—		1,966,935
Executive Vice President	2014	500,000	400,000		289,634	(5)	—	—		1,189,634
and Chief Financial Officer	2013	76,293	975,000	(6)	3,209,919	(7)	—	—		4,261,212
Venu Palaparthi	2015	300,000	368,500		178,598	(4)	73,887	—		920,985
Senior Vice President,	2014	17,307	600,000	(8)	482,723	(9)	—	—		1,100,030
Compliance, Regulatory
and Government Affairs

(1)
The amounts reported in this column represent the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to the grant of stock option awards. Assumptions used in calculating these amounts are described in Note 14 of the Company's audited financial statements for the fiscal year ended December 31, 2015 included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 (the "2015 Form 10-K").

(2)
All amounts set forth in this table for fiscal years 2014 and 2013 were paid by Virtu Financial.

(3)
This amount represents the cost of providing transportation services to Mr. Cifu.

(4)
This amount represents the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to (i) the grant of restricted stock units and (ii) fully vested shares of our Class A common stock. Assumptions used in calculating these amounts are described in Note 14 of the Company's audited financial statements for the fiscal year ended December 31, 2015 included in the 2015 Form 10-K.

(5)
This amount represents the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to the grant of fully vested Class A-2 profits interests in a vehicle managed by the Founder whose equityholders are certain directors and key employees ("Virtu Employee Holdco") granted on December 31, 2014. In connection with our initial public offering, the Class A-2 profits interests in Virtu Employee Holdco were reclassified into common units of Virtu Employee Holdco. Assumptions used in calculating this amount are described in Note 15 of the Company's audited financial statements for the fiscal year ended December 31, 2014 included in the 2015 Form 10-K.

(6)
This amount represents a one-time starting bonus of $600,000 and a year-end cash bonus of $375,000.

(7)
This amount represents the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to (i) the grant of Class A-2 profits interests in Virtu Employee Holdco granted on November 4, 2013, which vest on each of the first four anniversaries of the date of grant, and (ii) the grant of fully vested Class A-2 profits interests in Virtu Employee Holdco granted on December 31,

  2013. In connection with our initial public offering, the Class A-2 profits interests in Virtu Employee Holdco were reclassified into common units of Virtu Employee Holdco. Assumptions used in calculating this amount are described in Note 15 of the Company's audited financial statements for the fiscal year ended December 31, 2014 included in the 2015 Form 10-K.

(8)
This amount represents a one-time starting bonus of $200,000 and a year-end cash bonus of $400,000.

(9)
This amount represents the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to the grant of Class A-2 profits interests in Virtu Employee Holdco granted on December 8, 2014, which vest on each of the first three anniversaries of the date of grant. In connection with our initial public offering, the Class A-2 profits interests in Virtu Employee Holdco were reclassified into common units of Virtu Employee Holdco. Assumptions used in calculating this amount are described in Note 15 of the Company's audited financial statements for the fiscal year ended December 31, 2014 included in the 2015 Form 10-K.

        Each of Messrs. Cifu, Molluso and Palaparthi and affiliates of Mr. Viola have received, and will continue to receive, distributions in respect of their direct and indirect equity holdings in Virtu Financial.

Employment Agreements and Restrictive Covenant Agreements

Employment Agreements with Messrs. Viola and Cifu

        The employment agreements entered into with Messrs. Viola and Cifu became effective as of April 14, 2015 (the day prior to the pricing date of our initial public offering), and have an initial term of three years with automatic renewals for successive one-year terms thereafter unless either we or the executive provides notice of non-renewal at least ninety days in advance of the expiration of the then-current term. However, if a change in control of the Company occurs at a time when there are less than two years remaining in the term, the term will automatically be extended so that the expiration date is two years from the effective date of the change in control.

        The employment agreement with Mr. Viola provides that he will serve as our Executive Chairman, and the employment agreement with Mr. Cifu provides that he will serve as our Chief Executive Officer. Messrs. Viola and Cifu report to our board of directors. During the term, their principal place of employment is in our principal office in Manhattan, New York. Each of their employment agreements further provides that to the extent such activities do not significantly interfere with the performance of his duties, service and responsibilities, each of Messrs. Viola and Cifu are permitted to manage his personal, financial and legal affairs, serve on civic or charitable boards and committees and, to the extent approved by our board of directors, serve on corporate boards and committees; provided that (1) Mr. Viola is permitted to continue to be engaged in, or provide services to, certain specified businesses and activities, and to become engaged in, or provide services to, any other business or activity, to the extent that he reasonably believes that such business or activity is not appropriate for us to pursue; and (2) Mr. Cifu is permitted to continue to be engaged in, or provide services to, certain specified businesses and activities (including but not necessarily limited to his role as the Vice Chairman and Alternate Governor of the Florida Panthers, a National Hockey League franchise, and his role as a director of the Independent Bank Group, Inc., a regional bank holding company), and, to the extent such activities do not significantly interfere with the performance of his duties, service and responsibilities, to become engaged in, or provide services to, any other business or activity in which Mr. Viola is permitted to become engaged in, to the extent that Mr. Cifu's level of participation in such businesses or activities are consistent with his participation in the aforementioned specified businesses or activities prior to the effective date of the employment agreement.

        The employment agreements provide for a base salary of $1 for Mr. Viola and $1,000,000 for Mr. Cifu, and provide each executive with the opportunity to earn a discretionary annual bonus based on such business objectives and/or business performance as determined by the non-employee members of our board of directors or our compensation committee in their or its sole discretion. The employment agreements with Messrs. Viola and Cifu provided for a grant of stock options with respect to shares of our Class A common stock.

        The employment agreements provide that Messrs. Viola and Cifu are entitled to participate in all of our benefit plans and programs, and to receive perquisites, commensurate with their respective positions, that are provided by us from time to time for our senior executives generally, and to receive director and officer indemnification and insurance protection. If Mr. Viola elects to seek reimbursement for the use of his privately owned aircraft for business purposes, he will be reimbursed at the then-prevailing charter rates for his aircraft.

        The employment agreements include an acknowledgment from Messrs. Viola and Cifu that they are bound by the confidentiality and restrictive covenant provisions set forth in the Third Amended and Restated Limited Liability Company Agreement of Virtu Financial (the "Amended and Restated Virtu Financial LLC Agreement"), which provides for confidentiality and non-disparagement restrictions, as well as, non-compete and non-solicitation restrictions until the third anniversary on which the executive ceases to be an officer, director or employee of ours. The employment agreements also provide that we will pay as incurred, to the fullest extent permitted by law, all legal fees and expenses that Mr. Viola or Mr. Cifu incur as a result of any contest (regardless of the outcome) by us, the executive or others of the validity or enforceability of, or liability under, any provision of their employment agreement or any guarantee of performance of their employment agreement that arises in connection with or following a change in control, plus interest on any delayed payment at the applicable federal rate under Section 7872 of the Internal Revenue Code of 1986, as amended (the "Code").

        The employment agreements for Messrs. Viola and Cifu provide for severance upon certain terminations of employment as described below under "Potential Payments Upon Termination of Employment or Change in Control."

Employment Agreement with Mr. Molluso

        Virtu East entered into an employment agreement with Mr. Molluso on August 7, 2013 on an "at will" employment basis. The employment agreement provides for a salary of $500,000 per year and a starting bonus of $600,000 (which must be repaid upon a termination for "cause" (as defined in his employment agreement) or certain violations of his restrictive covenants). In addition, the employment agreement provides for eligibility to earn an annual cash bonus, as determined at the sole discretion of Virtu East; provided that, for the years ended December 31, 2013 and December 31, 2014, Mr. Molluso was guaranteed a minimum bonus of $750,000 and $1,000,000, respectively. The employment agreement also provided for a grant of Class A-2 profits interests in Virtu Employee Holdco with the number of Class A-2 profits interests to be granted determined by dividing $6,000,000 by the most recent valuation of a Class A-2 capital interest of Virtu Financial. In connection with our initial public offering, all Class A-2 profits interests in Virtu Employee Holdco were reclassified into common units of Virtu Employee Holdco. Mr. Molluso is eligible to participate in all benefit programs of Virtu East available to similarly situated employees.

        In connection with his employment agreement, Mr. Molluso entered into a restrictive covenant agreement which provides for confidentiality and non-disparagement restrictions and that he will not engage in any business that competes with Virtu or its affiliates, and he will not solicit or hire employees, consultants or members of Virtu East, its subsidiaries or its affiliates during his employment and for a period of three years thereafter. He is also subject to similar restrictive covenants under the limited liability company agreement of Virtu Employee Holdco (the "Virtu Employee Holdco Limited Liability Company Agreement").

Employment Agreement with Mr. Palaparthi

        Virtu East entered into an employment agreement with Mr. Palaparthi on October 29, 2014 on an "at will" employment basis. The employment agreement provides for a salary of $300,000 per year and a starting bonus of $200,000 (which must be repaid upon a termination for "cause" (as defined in his employment agreement) or certain violations of his restrictive covenants). In addition, the employment agreement provides for eligibility to earn an annual cash bonus, as determined at the sole discretion of Virtu East; provided that, for the years ended December 31, 2014 and December 31, 2015, Mr. Palaparthi was guaranteed a minimum bonus of $400,000 and $350,000, respectively. The employment agreement also provided for a grant of Class A-2 profits interests in Virtu Employee Holdco with the number of Class A-2 profits interests to be granted determined by dividing $1,000,000 by the most recent valuation of a Class A-2 capital interest of Virtu Financial. In connection with our initial public offering, all Class A-2 profits interests in Virtu Employee Holdco were reclassified into common units of Virtu Employee Holdco. Mr. Palaparthi is eligible to participate in all benefit programs of Virtu East available to similarly situated employees.

        In connection with his employment agreement, Mr. Palaparthi entered into a restrictive covenant agreement which provides for confidentiality and non-disparagement restrictions and that for a period of 12 months or, if longer, the period during which Mr. Palaparthi receives severance payments from Virtu or any of its affiliates (the "Restrictive Covenant Period"), he will not be employed by, engage in any business, or own any interest in any person or entity that (i) is a past, current or prospective client of, (ii) is an investor in or (iii) competes with, Virtu or its affiliates. In addition, during the Restrictive Covenant Period, Mr. Palaparthi may not solicit or encourage any current or prospective employee, consultant, agent, client or vendor of Virtu or its affiliates to terminate its relationship with Virtu or its affiliates or enter into any other business or employment relationship with any other person, and may not solicit or accept funds from any actual or prospective client, shareholder or investor in Virtu or its affiliates. In addition, Mr. Palaparthi is subject to the restrictive covenants under the Virtu Employee Holdco Limited Liability Company Agreement, which provides for confidentiality and non-disparagement restrictions, as well as, non-compete and non-solicitation restrictions during his employment and for a period of three years thereafter.

Unit Vesting, Equity Retention and Restrictive Covenant Agreements

        In connection with the reorganization transactions and our initial public offering, we entered into Unit Vesting, Equity Retention and Restrictive Covenant Agreements ("equity retention agreements") with certain of our direct and indirect employee equityholders and other employees, including Messrs. Viola, Cifu, Molluso and Palaparthi (collectively, the "equity restricted employees"), pursuant to which each equity restricted employee may:

  •
  on and after the first anniversary of the consummation of our initial public offering, sell up to a cumulative 30% (or an agreed upon greater percentage in the case of certain employees located outside the United States) of his or her pre-IPO equity, to the extent such pre-IPO equity has vested;

  •
  on and after the second anniversary of the consummation of our initial public offering, sell up to a cumulative 45% of his or her pre-IPO equity, to the extent such pre-IPO equity has vested;

  •
  on and after the third anniversary of the consummation of our initial public offering, sell up to a cumulative 60% of his or her pre-IPO equity, to the extent such pre-IPO equity has vested;

  •
  on and after the fourth anniversary of the consummation of our initial public offering, sell up to a cumulative 75% of his or her pre-IPO equity, to the extent such pre-IPO equity has vested;

  •
  on and after the fifth anniversary of the consummation of our initial public offering, sell up to a cumulative 90% of his or her pre-IPO equity, to the extent such pre-IPO equity has vested; and

  •
  on and after the sixth anniversary of the consummation of our initial public offering, sell any of his or her remaining pre-IPO equity, to the extent such pre-IPO equity has vested, without being subject to any further equity retention restrictions.

        In addition to the equity retention restrictions described above, in each equity retention agreement the applicable equity restricted employee acknowledges that he or she remains subject to the following existing restrictive covenants until the third anniversary of the date his or her employment with us is terminated, in each case subject to certain exceptions as set forth in the Amended and Restated Virtu Financial LLC Agreement or the Amended and Restated Limited Liability Company Agreement of Virtu Employee Holdco:

  •
  the equity restricted employee will not directly or indirectly engage in certain competitive activities;

  •
  the equity restricted employee will not solicit, or assist any other person to solicit, as an employee or a consultant, any employee or former employee, or certain equityholders, of ours;

  •
  the equity restricted employee will not hire, or assist any other person to hire, as an employee or a consultant, any employee or former employee, or certain equityholders, of ours; and

  •
  the equity restricted employee will not take any action or make any public statement that disparages or denigrates our Company or our directors, officers, employees, equityholders, representatives or agents.

Outstanding Equity Awards at Fiscal 2015 Year End

        The following tables provide information about the outstanding equity awards held by our named executive officers as of December 31, 2015.

	Option Awards						Equity or Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock and Common Units that Have Not Vested (#)		Market Value of Shares of Stock and Common Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares and Common Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares and Common Units That Have Not Vested ($)
Vincent Viola	—	2,775,000	(2)	—	19.00	4/15/2025	—		—	—	—
Douglas A. Cifu	—	400,000	(2)	—	19.00	4/15/2025	—		—	—	—
Joseph Molluso	—	60,000	(2)	—	19.00	4/15/2025	—		—	—	—
	—	—		—	—	—	17,323	(3)	392,193	—	—
	—	—		—	—	—	205,165	(4)	4,644,943	—	—
Venu Palaparthi	—	25,000	(2)	—	19.00	4/15/2025	—		—	—	—
	—	—		—	—	—	4,837	(3)	109,510	—	—
	—			—	—	—	42,595	(5)	964,358	—	—

(1)
Market value is based on the closing price of a share of our Class A common stock on December 31, 2015.

(2)
As of December 31, 2015, 100% of these stock options were unvested and scheduled to vest in four equal installments on April 15, 2016, 2017, 2018 and 2019.

(3)
As of December 31, 2015, 100% of these restricted stock units were unvested and scheduled to vest in three equal installments on December 31, 2016, 2017 and 2018.

(4)
As of December 31, 2015, Mr. Molluso's common units of Virtu Employee Holdco were scheduled to vest in two equal installments on November 4, 2016 and 2017.

(5)
As of December 31, 2015, Mr. Palaparthi's common units of Virtu Employee Holdco were 100% unvested and scheduled to vest in two equal installments on December 8, 2016 and 2017.

        Messrs. Molluso and Palaparthi were awarded an equity-based interest in Virtu Employee Holdco (which in turn holds an interest in Virtu Financial) that allows them to share in distributions and the future appreciation of Virtu Financial, subject to time-based vesting (based on continued employment) as described in more detail below. The equity interests were granted pursuant to the Virtu Employee Holdco Limited Liability Company Agreement initially in the form of Class A-2 profits interests. Each Class A-2 profits interest of Virtu Employee Holdco corresponded to a Class A-2 profits interest in Virtu Financial and entitled the holder to a percentage of distributions of available cash flow and, in connection with a sale or other specified capital transaction of Virtu Financial, a percentage of the proceeds of such sale or capital transaction, subject to satisfying certain valuation hurdles determined by Virtu Financial at the time of the grant.

        In connection with our initial public offering, all of Virtu Financial's outstanding Class A-2 profits interests were reclassified into vested and unvested non-voting common interest units of Virtu Financial ("Virtu Financial Units") based on a hypothetical liquidation of Virtu Financial and our initial public offering price per share of our Class A common stock. In addition, all of Virtu Employee Holdco's Class A-2 profits interests were reclassified into common units of Virtu Employee Holdco. The unvested Virtu Financial Units vest based on the time-based vesting schedule of the unvested Class A-2 profits interests from which they were reclassified. Upon termination of employment, all unvested Virtu Financial Units will be forfeited and any vested Virtu Financial Units will be subject to repurchase by Virtu Financial. Both the vested and unvested Virtu Financial Units will be entitled to receive distributions, if any, from Virtu Financial except that unvested Virtu Financial Units will no longer be entitled to any such distributions upon forfeiture. If any unvested Virtu Financial Units are forfeited, they will be cancelled by Virtu Financial for no consideration (and we will cancel the related shares of Class C common stock described below for no consideration). In connection with the reorganization transactions and our initial public offering, members of management who received Virtu Financial Units directly, and Virtu Employee Holdco on behalf of members of management who received Virtu Financial Units indirectly, subscribed for a number of shares of our Class C common stock equal to the number of Virtu Financial Units they receive. Each share of Class C common stock paired with a Virtu Financial Unit is vested or unvested to the same extent as the Virtu Financial Unit with which it is paired. There are no voting rights associated with the Virtu Financial Units, whether vested or unvested, but each share of Class C common stock carries one vote, including both vested and unvested shares of Class C common stock. Vested Virtu Financial Units (along with the corresponding shares of our Class C common stock) may be exchanged for shares of Class A common stock on a one-for-one basis.

        The common units of Virtu Employee Holdco vest over a four-year period for Mr. Molluso and a three-year period for Mr. Palaparthi, subject to the named executive officer's continued employment on each annual vesting date. In addition, by accepting the award of common units of Virtu Employee Holdco, the Virtu Employee Holdco Limited Liability Company Agreement imposes non-competition and non-solicitation restrictions on the named executive officer so that his common units of Virtu Employee Holdco are subject to forfeiture if he violates those restrictions. Mr. Molluso's award of common units of Virtu Employee Holdco provides for acceleration of vesting upon a change in control as described below under "Potential Payments Upon Termination of Employment or Change in Control."

        In connection with our initial public offering, we adopted the 2015 Plan, pursuant to which we are permitted to grant awards of non-qualified options, incentive (qualified) stock options, stock appreciation rights, restricted stock, RSUs, other stock-based awards, performance compensation awards (including cash bonus awards), other cash-based awards or any combination of the foregoing. At the time of our initial public offering, we granted awards for an aggregate of 3,260,000 shares of our Class A common stock to our named executive officers under the 2015 Plan. The awards consisted of 2,775,000 stock options for Mr. Viola, 400,000 for stock options for Mr. Cifu, 60,000 stock options for

Mr. Molluso and 25,000 stock options for Mr. Palaparthi. The stock options generally vest in four equal installments of 25% on each of the first four anniversaries of the date of grant and have an exercise price per share equal to the offering price of a share of our Class A Common Stock in our initial public offering and are otherwise subject to the terms of the 2015 Plan. The stock options for Messrs. Viola and Cifu provide for acceleration of vesting upon certain terminations of employment as described below under "Potential Payments Upon Termination of Employment or Change in Control."

        Following our initial public offering, we granted 11,548 and 3,224 fully vested shares of our Class A common stock under the 2015 Plan to Messrs. Mollusso and Palaparthi, respectively. In addition, Messrs. Molluso and Palaparthi were granted restricted stock units under the 2015 Plan representing the right to receive 17,323 and 4,837 shares of our Class A common stock, respectively. The restricted stock units vest in three equal installments of 33.33% on each of the first three anniversaries of the date of grant and are otherwise subject to the terms of the 2015 Plan.

Potential Payments Upon Termination of Employment or Change in Control

Severance Benefits

        As of December 31, 2015, Messrs. Molluso and Palaparthi were not entitled to any payments in connection with the termination of their employment.

        Under the employment agreements for Messrs. Viola and Cifu if Messrs. Viola's or Cifu's employment is terminated by us without cause (as defined in the employment agreement), due to death or disability (as defined in the employment agreement), by the executive for good reason (as defined in the employment agreement), or due to the expiration of the term on the expiration date as a result of our delivery of a notice of non-renewal of the term, then in addition to receiving their accrued amounts, each of them will receive, subject to the execution of a release of claims, (A) severance pay in an aggregate amount (the "Severance Amount") equal to the greater of (x) one times (1x) his base salary and (y) an amount equal to the total amount of base salary that would otherwise have been payable through the remainder of the term, and (B) continued health, dental, vision and life insurance benefits under the terms of our benefit plans for (x) twelve months or (y) the period from termination of employment through the remainder of the term, whichever is longer (the "Benefits Continuation Period"). However, if such termination occurs at any time within sixty days before, or 24 months following, a change in control, then in lieu of the Severance Amount the executive will be entitled to receive two and a half (2.5x) times the sum of (1) his base salary and (2) the annual bonus (including any amounts deferred or satisfied through the grant of equity awards) most recently awarded to the executive for a completed fiscal year of the Company, and the Benefits Continuation Period will be extended to (x) 24 months or (y) the period from termination of employment through the remainder of the term, whichever is longer; and, in the case of Mr. Viola, the Company will reimburse him, for two years following termination of his employment, for his lease of first-class office space and salary and benefit expenses for a secretarial or administrative assistant, consistent with those provided immediately prior to his termination of employment.

        For purposes of the employment agreements, "change in control" generally means (i) the acquisition by any person of beneficial ownership of 30% or more (on a fully diluted basis) of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors, but excluding acquisitions by the Company, Vincent Viola and his permitted transferees and their respective affiliates or any employee benefit plan sponsored by the Company or any of its affiliates (ii) a change in the composition of the board of directors such that members of the board of directors during any consecutive 12-month period cease to constitute a majority of the board of directors, (iii) the approval by the shareholders of the Company of a plan of complete dissolution or liquidation of the Company, or (iv) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an affiliate of the Company.

        If any payments to Messrs. Viola or Cifu are determined to be so-called "golden parachute" payments subject to the excise tax under Section 4999 of the Code, then such payments will be reduced to the extent such reduction would result in the executive retaining a greater net after-tax amount than he would have retained had he received the full amount of the payments and paid the applicable excise tax.

Equity Acceleration

        If Messrs. Viola or Cifu's employment with us or our affiliates is terminated (A) by us or our affiliates without cause (as defined in the executive's employment agreement), (B) by the executive for good reason (as defined in the executive's employment agreement), (C) due to the executive's death or (D) by us or our affiliates due to Disability (as defined in the executive's employment agreement), then all of their respective unvested stock options fully accelerate and become 100% vested shall become immediately vested as of the effective date of such termination.

        If Mr. Molluso's employment with us is terminated without "cause," then all of his unvested common units of Virtu Employee Holdco will become 100% vested. "Cause" generally means (i) gross negligence or willful misconduct in the performance of duties; (ii) conviction of, or plea of guilty or nolo contendere to, a felony; or (iii) fraud or misappropriation, embezzlement of funds or property belonging to Virtu Financial, subject to up to a 15-day period to cure such breach or failure if susceptible to cure.

Change in Control Benefits

        All of Mr. Molluso's outstanding unvested common units of Virtu Employee Holdco will become 100% vested upon a "change in control." A change in control generally means, the acquisition of ownership by any person or group (other than Mr. Viola, his affiliates, certain affiliates of Silver Lake Partners or any of their respective permitted transferees) of equity interests representing 40% or more of the aggregate ordinary voting power of the Company, and the percentage of such aggregate ordinary voting power is greater than the aggregate voting power of Mr. Viola, his affiliates, certain affiliates of Silver Lake Partners and their respective permitted transferees.

Calculations of Benefits to Which Executive Would Be Entitled

        Assuming each named executive officer's termination of employment occurred on December 31, 2015 or a change in control occurred on December 31, 2015, the dollar value of the payments and other benefits to be provided to each of the named executive officers are estimated in the table below.

Name	Death, Disability, Termination Without Cause or for Good Reason ($)		Death, Disability, Termination Without Cause or for Good Reason 60 Days Prior to or 24 Months Following a Change in Control ($)		Non-Renewal by the Company ($)		Non-Renewal by the Company 60 Days Prior to or 24 Months Following a Change in Control ($)		Change in Control ($)
Vincent Viola
Severance	39,769	(1)	546,502	(2)	39,769	(1)	546,502	(2)	—
Stock Options(3)	10,101,000		10,101,000		10,101,000		10,101,000		—
Douglas A. Cifu
Severance	2,344,562	(1)	2,556,891	(2)	2,344,562	(1)	2,556,891	(2)	—
Stock Options(3)	1,456,000		1,456,000		1,456,000		1,456,000		—
Joseph Molluso
Severance	—		—		—		—		—
Stock Options	—		—		—		—		—
Virtu Employee Holdco Common Units	$4,644,943	(4)	—		—		—		$4,644,943	(4)
Venu Palaparthi
Severance	—		—		—		—		—
Stock Options	—		—		—		—		—

(1)
Represents a cash severance payment of an amount equal to base salary continuation and continued health, dental, vision and life insurance benefits through the remainder of the employment term (i.e., April 14, 2018).

(2)
Represents a cash severance payment of an amount equal to 2.5x times the sum of (a) executive's base salary and (b) the most recently awarded annual bonus (which for both Messrs. Viola and Cifu was $0). For Mr. Viola this amount also includes reimbursement for 2 years for his lease of first-class office space (estimated to be $2,000 per month based on the portion of the Company's office lease allocated to Mr. Viola's personal office space) and salary and benefit expenses for a secretarial or administrative assistant (estimated to be $299,366 per year) consistent with those provided immediately prior to the termination of employment.

(3)
Represents the cash-out value of the unvested options at the fair market value of our Class A common stock ($22.64) less the exercise price.

(4)
Represents the value of Mr. Molluso's unvested common units of Virtu Employee Holdco as of December 31, 2015. Accelerated vesting only occurs upon a termination without "cause."

Compensation of our Directors

        The compensation payable to our non-employee directors (other than Michael Bingle and Joseph Osnoss) consists of the following:

  •
  an award of restricted stock units valued at $125,000 at the time of grant upon the completion of our initial public offering and upon re-election at each subsequent annual meeting of stockholders. The restricted stock units vest on the one year anniversary of the date of grant;

  •
  an annual cash retainer of $75,000, with no additional fees paid for board and committee meetings attended;

  •
  an annual cash retainer of $25,000 for the chair of the Audit Committee, $15,000 for the chair of the Compensation Committee and $10,000 for the chair of the Nominating and Corporate Governance Committee; and

  •
  an annual cash retainer of $10,000 for members of the Audit Committee, $7,500 for members of the Compensation Committee and $7,500 for members of the Nominating and Corporate Governance Committee.

        After four years of service non-employee directors (other than Messrs. Bingle and Osnoss) must maintain a minimum stock ownership equal to $100,000.

        Additionally, we have engaged Mr. Abizaid to provide leadership consulting services from time to time for specified projects globally, and Mr. Abizaid has provided these services in each of four global offices to our employees. We compensate Mr. Abizaid at a base rate of $5,000 per day for such services and also reimburse him for travel and other expenses incurred in connection with these engagements.

        The following table sets forth compensation earned by our directors during the year ended December 31, 2015.

Name(1)	Fees Earned or Paid in Cash($)(2)	Equity Awards($)(3)(4)	All Other Compensation($		Total($)
John P. Abizaid	56,371	122,168	71,688	(5)	250,227
Michael Bingle	—	—	—		—
Douglas A. Cifu	—	—	—		—
William F. Cruger, Jr.	60,941	169,154	—		230,095
John D. Nixon	45,706	122,168			167,874
Joseph Osnoss	—	—	—		—
John F. (Jack) Sandner	60,941	122,168	—		183,109
Vincent Viola	—	—	—		—

(1)
Michael Viola and Christopher Quick were appointed as directors on April 11, 2016 and, accordingly, did not receive compensation as directors for the fiscal year ended December 31, 2015. Mr. Bingle resigned from our board of directors effective December 31, 2015 and Mr. Osnoss resigned from our board of directors effective April 8, 2016.

(2)
The amounts reported in this column represent the portion of the fees allocable to fiscal 2015 for the director service period beginning on April 16, 2015 through the date of our annual meeting.

(3)
The amounts reported in this column represents the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to the grant of restricted stock units and, in the case of Mr. Cruger, the grant of Class A-2 profits interests of Virtu Employee Holdco that, in connection with our initial public offering, was reclassified into common units of Virtu Employee Holdco. Assumptions used in calculating these amounts are described in Note 14 of the Company's audited financial statements for the fiscal year ended December 31, 2015 included in the 2015 Form 10-K.

(4)
As of December 31, 2015, Messrs. Abizaid and Sandner each held 6,579 restricted stock units of the Company, all of which were unvested; Mr. Cruger held 6,389 common units in Virtu Employee Holdco and 6,579 restricted stock units of the Company, all of which were unvested; and Mr. Nixon held 5,910 restricted stock units of the Company, all of which were unvested. For outstanding equity awards held by Mr. Vincent Viola and Mr. Cifu, please see "Outstanding Equity Awards at Fiscal 2015 Year End" above.

(5)
Represents fees paid to Mr. Abizaid pursuant to his consulting arrangement.

 STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The tables below set forth information with respect to the beneficial ownership of our Class A common stock and Class B common stock by:

  •
  each of our directors and executive officers;

  •
  each person who is known to be the beneficial owner of more than 5% of the outstanding shares of our Class A common stock and Class B common stock; and

  •
  all of our directors and executive officers as a group.

        Prior to our initial public offering, our business was conducted through Virtu Financial and its subsidiaries. In a series of transactions that occurred in connection with our initial public offering, (i) we became the sole managing member of Virtu Financial and acquired Virtu Financial Units, (ii) certain direct or indirect equityholders of Virtu Financial acquired shares of our Class A common stock and (iii) certain direct or indirect equityholders of Virtu Financial had their interests reclassified into Virtu Financial Units and acquired shares of our Class C common stock or, in the case of the Founder Member only, shares of our Class D common stock (collectively, the "Virtu Members"). Subject to certain restrictions, each Virtu Member, other than the Founder Member, has the right at any time to exchange any vested Virtu Financial Units (together with a corresponding number of shares of Class C common stock) for shares of Class A common stock on a one-for-one basis. Subject to certain restrictions, the Founder Member has the right at any time to exchange any Virtu Financial Units (together with a corresponding number of shares of Class D common stock) for shares of Class B common stock on a one-for-one basis. Shares of Class B common stock may be converted into shares of Class A common stock on a one-for-one basis.

        The numbers of shares of Class A common stock beneficially owned and percentages of beneficial ownership set forth in the table below assume that (i) all Virtu Financial Units (together with the corresponding shares of Class C common stock) that have vested or will vest within 60 days have been exchanged for shares of Class A common stock (other than those held by Virtu Employee Holdco and by the Employee Trust, as defined below), (ii) all Virtu Financial Units (together with the corresponding shares of Class D common stock) have been exchanged for shares of Class B common stock and (iii) all shares of Class B common stock have been converted into shares of Class A common stock. Subject to the assumption in the preceding sentence, the amounts and percentages of Class A common stock and Class B common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

        Except as set forth in the footnotes below, the percentages included in the following table are based on 38,229,946 shares of Class A common stock outstanding, 20,922,855 Virtu Financial Units and related shares of Class C common stock and 79,610,490 Virtu Financial Units and related shares of Class D common stock outstanding as of the Record Date.

        Unless otherwise indicated, the address for each beneficial owner listed below is: c/o Virtu Financial, Inc., 900 Third Avenue, New York, New York 10022-1010.

	Class A Common Stock (on a fully exchanged and converted basis)		Class B Common Stock (on a fully exchanged and converted basis)(1)		Combined Voting Power(2)
	Number	Percentage	Number	Percentage	Percentage
	As of April 22, 2016
Name of Beneficial Owner
5% Equityholders
TJMT Holdings LLC(3)	79,610,490	57.4	79,610,490	100	93.1
Virtu Employee Holdco LLC(4)	14,747,877	10.6	—	—	1.7
Havelock Fund Investments Pte Ltd(5)	12,317,682	8.9	—	—	1.4
AllianceBernstein L.P.(6)	2,415,301	1.7	—	—	*
William Blair Investment Management, LLC(7)	2,282,248	1.6	—	—	*
Directors and Executive Officers
Vincent Viola(3)(4)	95,252,117	68.3	79,610,490	100	94.8
Douglas A. Cifu(8)	3,750,546	2.7	—	—	*
Joseph Molluso(9)(10)	496,186	*	—	—	*
John P. Abizaid(9)(10)	14,240	*	—	—	*
William F. Cruger, Jr.(9)(10)	12,968	*	—	—	*
Christopher C. Quick	—	—	—	—	*
John D. Nixon(10)	5,910	*	—	—	*
Venu Palaparthi(9)(10)	72,175	*	—	—	*
John F. (Jack) Sandner(9)(10)	14,240	*	—	—	*
Michael T. Viola(3)	79,681,132	57.4	—	—	93.1
All directors and executive officers as a group (10 persons)	99,077,278	71.0	79,610,490	100	95.3

*
Less than 1%

(1)
TJMT Holdings LLC, the Founder Member, holds 79,610,490 Virtu Financial Units and an equal number of shares of Class D common stock. The Founder Member has the right at any time to exchange any Virtu Financial Units (together with a corresponding number of shares of Class D common stock) for shares of Class B common stock on a one-for-one basis. Shares of Class B common stock may be converted into shares of Class A common stock on a one-for-one basis.

(2)
Percentage of combined voting power represents voting power with respect to all shares of our Class A common stock, Class B common stock, Class C common stock and Class D common stock, voting together as a single class. Each holder of Class B common stock and Class D common stock is entitled to 10 votes per share and each holder of Class A common stock and Class C common stock is entitled to one vote per share on all matters submitted to our stockholders for a vote. Our Class C common stock and Class D common stock do not have any of the economic rights (including rights to dividends and distributions upon liquidation) associated with our Class A and Class B common stock.

(3)
The Founder Member is owned by trusts for the benefit of family members of Mr. Viola and Teresa Viola, Mr. Viola's wife. Teresa Viola and Michael T. Viola, Mr. Viola's son and one of our directors, share dispositive control and voting control over the shares held by the Founder Member. As a result, Teresa Viola and Michael T. Viola beneficially own 79,610,490 Virtu Financial Units and an equal number of shares of Class D common stock held by the Founder Member. In addition, Michael T. Viola also holds 52,235 Virtu Financial Units and an equal number of shares of Class C common stock through Virtu Employee Holdco, directly owns 3,407 shares of Class A common stock and directly owns 15,000 shares of Class A common stock issuable upon the exercise of stock options that have vested or will vest within the next 60 days. Mr. Vincent Viola may be deemed to beneficially own the shares held by the Founder Member by virtue of his relationship with Teresa Viola.

(4)
Mr. Viola is the manager of Virtu Employee Holdco, a vehicle that holds Virtu Financial Units on behalf of certain directors and key employees, and exercises dispositive control and voting control over the 14,747,877 shares issuable upon the exchange of Virtu Financial Units and corresponding shares of Class C common stock held by Virtu Employee Holdco (including both vested and unvested Virtu Financial Units and corresponding shares of Class C common stock). Mr. Viola disclaims beneficial ownership in such shares except to the extent of his pecuniary interest therein. In addition, Mr. Viola directly owns 200,000 shares of Class A common stock and 693,750 shares of Class A common stock issuable upon the exercise of stock options that have vested or will vest within the next 60 days.

(5)
Based upon statements in the Schedule 13G filed by Temasek Holdings (Private) Limited ("Temasek"), Fullerton Fund Investments Pte Ltd ("Fullerton") and Havelock Fund Investments Pte Ltd ("Havelock") on February 16, 2016. Havelock is a wholly-owned subsidiary of Fullerton, which is a wholly-owned subsidiary of Temasek. Temasek, Fullerton and Havelock have shared voting and dispositive power over 12,317,682 shares of Class A common stock. The address of Temasek is 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore 238891.

(6)
Based upon statements in the Schedule 13G filed by AllianceBernstein L.P. ("AllianceBernstein") on February 16, 2016. AllianceBernstein has (i) sole voting power over 2,415,301 shares of Class A common stock; (ii) sole dispositive power over 2,400,143 shares of Class A common stock; and (iii) shared dispositive power over 15,158 shares of Class A common stock. AllianceBernstein is a majority owned subsidiary of AXA Financial, Inc. and an indirect majority owned subsidiary of AXA SA, and may be deemed to share beneficial ownership with AXA reporting persons by virtue of 15,158 shares of Class A common stock acquired on behalf of the general and special accounts of the affiliated entities for which AllianceBernstein serves as a subadvisor. The address of AllianceBernstein is 1345 Avenue of the Americas, New York NY 01015.

(7)
Based upon statements in the Schedule 13G filed by William Blair Investment Management, LLC ("William Blair Investment Management") on February 9, 2016. William Blair Investment Management has (i) sole voting power over 2,112,653 shares of Class A common stock; and (ii) sole dispositive power over 2,282,248 shares of Class A common stock. The address of William Blair Investment Management is 230 W. Adams St., Chicago, IL 60606.

(8)
The Class A common stock owned by Mr. Cifu is comprised of (i) 100,000 shares of Class A common stock issuable upon the exercise of stock options that have vested or will vest within the next 60 days; (ii) 2,830,742 shares of Class A common stock issuable upon the exchange of Virtu Financial Units and corresponding shares of Class C common stock held by Mr. Cifu; and (iii) 819,804 shares of Class A common stock issuable upon the exchange of Virtu Financial Units and corresponding shares of Class C common stock held by a trust for the benefit of the Cifu Family Trust. Melissa B. Lautenberg, Mr. Cifu's wife, and Dr. Mitchel A. Lautenberg, Ms. Lautenberg's brother, share dispositive control and voting control over the shares held by the Cifu Family Trust. Mr. Cifu may be deemed to beneficially own the shares held by the Cifu Family Trust by virtue of his relationship with Ms. Lautenberg.

(9)
Includes Virtu Financial Units and corresponding shares of Class C common stock held by Virtu Employee Holdco on behalf of such person that have vested or will vest within the next 60 days.

(10)
Includes stock options or restricted stock units that have vested or will vest within the next 60 days.

 SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities (collectively, the "Reporting Persons"), to file with the SEC initial reports of stock ownership and reports of changes in ownership of common stock and other equity securities of the Company. All Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to fiscal 2015, except that (i) Form 4s for Joseph Molluso, Venu Palaparthi and Michael T. Viola reporting the Company's grant of restricted stock units on December 31, 2015 were filed on January 6, 2016 due to an administrative oversight; and (ii) a Form 4 for Virtu Employee Holdco reporting the repurchase of 57,106 shares of Class C common stock and corresponding Virtu Financial Units was filed late on March 22, 2016 due to an administrative oversight.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions Policies and Procedures

        Upon the consummation of our initial public offering, we adopted a written Related Person Transaction Policy (the "Policy"), which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with the Policy, our Audit Committee has overall responsibility for implementation of and compliance with the Policy.

        For purposes of the Policy, a "related person transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the Policy) had, has or will have a direct or indirect material interest. A "related person transaction" does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our board of directors or Compensation Committee.

        The Policy requires that notice of a proposed related person transaction be provided to our legal department prior to entering into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting. Under the Policy, our Audit Committee may approve only those related person transactions that are in, or not inconsistent with, our best interests. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the Policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that the Audit Committee may determine whether to ratify, rescind or terminate the related person transaction.

        The Policy also provides that the Audit Committee reviews certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

Reorganization Agreement and Common Stock Subscription Agreement

        In connection with the reorganization transactions completed on April 15, 2015, we entered into a reorganization agreement and related agreements with Virtu Financial, four of our wholly owned subsidiaries, and each of the Virtu Members.

        The table below sets forth the consideration in Virtu Financial Units, Class A common stock, Class B common stock, Class C common stock and Class D common stock received by certain of our 5% equityholders, directors and executive officers received in the reorganization transactions:

Name	Virtu Financial Units Issued in the Reorganization Transactions	Class A Common Stock Issued in the Reorganization Transactions	Class B Common Stock Issued in the Reorganization Transactions	Class C Common Stock Issued in the Reorganization Transactions	Class D Common Stock Issued in the Reorganization Transactions
TJMT Holdings LLC	79,610,490	—	—	—	79,610,490
SLP III EW Feeder I, L.P.(1)	—	6,445,982	—	—	—
Silver Lake Technology Associates III L.P.(1)	610,000	—	—	610,000	—
SLP Virtu Investors LLC(1)	7,353,188	—	—	7,353,188	—
Havelock Fund Investments Pte Ltd.(2)	—	12,317,682	—	—	—
Virtu Employee Holdco LLC	16,254,370	—	—	16,254,370	—
Employee Trust(3)	592,806	—	—	592,806	—
Vincent Viola	—	—	—	—	—
Douglas A. Cifu(4)	2,830,742	—	—	2,830,742	—
Cifu Family Trust	819,804	—	—	819,804	—
Joseph Molluso	473,907	—	—	473,907	—
John P. Abizaid	7,661	—	—	7,661	—
Michael Bingle(5)	—	—	—	—	—
William F. Cruger, Jr.	6,389	—	—	6,389	—
Joseph Osnoss(6)	—	—	—	—	—
John F. (Jack) Sandner	7,661	—	—	7,661	—

(1)
Certain entities affiliated with Silver Lake Partners held more than 5% of our outstanding Class A common stock at the time of our initial public offering.

(2)
Havelock is a beneficial owner of more than 5% of our shares of Class A common stock. See "Stock Ownership of Certain Beneficial Owners And Management."

(3)
The Employee Trust holds equity interests in Virtu Financial on behalf of certain employees of ours based outside the United States.

(4)
Mr. Cifu may be deemed to beneficially own the interests held by the Cifu Family Trust.

(5)
Mr. Bingle submitted his resignation from our board of directors and the Compensation Committee effective December 31, 2015.

(6)
Mr. Osnoss submitted his resignation from our board of directors and the Audit Committee effective April 8, 2015.

Purchases from Equityholders

        Immediately following our initial public offering, we used approximately $277.2 million of the net proceeds from our initial public offering to repurchase 3,470,724 shares of Class A common stock from an affiliate of Silver Lake Partners and 12,214,224 Virtu Financial Units and corresponding shares of Class C common stock from certain other Virtu Members, including 4,862,609 Virtu Financial Units and corresponding shares of Class C common stock from affiliates of Silver Lake Partners and 7,351,615 Virtu Financial Units and corresponding shares of Class C common stock from certain former employees, other investors and Virtu Employee Holdco on behalf of certain employees.

        The following table sets forth the cash proceeds that certain of our 5% equityholders, directors and executive officers received from the purchase by us of shares of Class A common stock or Virtu Financial Units and corresponding shares of Class C common stock with the proceeds from our initial public offering:

Name	Number of shares of Class A common stock or Virtu Financial Units and corresponding shares of Class C common stock sold to us	Cash proceeds ($)
SLP Virtu Investors, LLC(1)	4,252,609	75,143,601
SLP III EW Feeder I, L.P.(1)	3,470,724	61,327,693
Virtu Employee Holdco LLC on behalf of certain members	1,395,644	24,661,029
Silver Lake Technology Associates III, L.P.(1)	610,000	10,778,700

(1)
Following the offering completed in November 2015, the Silver Lake equityholders no longer hold any equity interest in us.

Amended and Restated Virtu Financial Limited Liability Company Agreement

        In connection with the reorganization transactions, we, Virtu Financial and each of the Virtu Members (including the Founder Member, Mr. Cifu, certain affiliates of Silver Lake Partners, an affiliate of Temasek and Virtu Employee Holdco) entered into the Amended and Restated Virtu Financial LLC Agreement.

        Following the reorganization transactions, and in accordance with the terms of the Amended and Restated Virtu Financial LLC Agreement, we operate our business through Virtu Financial and its subsidiaries. Pursuant to the terms of the Amended and Restated Virtu Financial LLC Agreement, so long as affiliates of Mr. Viola continue to own any Virtu Financial Units, shares of our Class A common stock or securities exchangeable or convertible into shares of our Class A common stock, we will not, without the prior written consent of such holders, engage in any business activity other than the management and ownership of Virtu Financial and its subsidiaries or own any assets other than securities of Virtu Financial and its subsidiaries and/or any cash or other property or assets distributed by or otherwise received from Virtu Financial and its subsidiaries, unless we determine in good faith that such actions or ownership are in the best interest of Virtu Financial. As the sole managing member of Virtu Financial, we have control over all of the affairs and decision-making of Virtu Financial. As such, through our officers and directors, we are responsible for all operational and administrative decisions of Virtu Financial and the day-to-day management of Virtu Financial's business. We will fund any dividends to our stockholders by causing Virtu Financial to make distributions to its equityholders, including the Founder Member, Virtu Employee Holdco, the Employee Trust and us, subject to the limitations imposed by our credit agreement.

        The holders of Virtu Financial Units generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Virtu Financial. Net profits and net losses of Virtu Financial are generally allocated to its members pro rata in accordance with the percentages of their respective ownership of Virtu Financial Units, though certain non-pro rata adjustments are made to reflect tax depreciation, amortization and other allocations. The Amended and Restated Virtu Financial LLC Agreement provides for cash distributions to the holders of Virtu Financial Units for purposes of funding their tax obligations in respect of the taxable income of Virtu Financial that is allocated to them. Generally, these tax distributions are computed based on Virtu Financial's estimate of the net taxable income of Virtu Financial allocable to each holder of Virtu Financial Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the non-deductibility of certain expenses and the character of our income).

        The Amended and Restated Virtu Financial LLC Agreement provides that, except as otherwise determined by us, if at any time we issue a share of our Class A common stock or Class B common stock, other than pursuant to an issuance and distribution to holders of shares of our common stock of rights to purchase our equity securities under a "poison pill" or similar shareholders rights plan or pursuant to an employee benefit plan, the net proceeds received by us with respect to such share, if any, shall be concurrently invested in Virtu Financial (unless such shares were issued by us solely to fund (i) our ongoing operations or pay our expenses or other obligations or (ii) the purchase from a member of Virtu Financial of Virtu Financial Units (in which cash such net proceeds shall instead be transferred to the selling member as consideration for such purchase)) and Virtu Financial shall issue to us one Virtu Financial Unit. Similarly, except as otherwise determined by us, Virtu Financial will not issue any additional Virtu Financial Units to us unless we issue or sell an equal number of shares of our Class A common stock or Class B common stock. Conversely, if at any time any shares of our Class A common stock or Class B common stock are redeemed, repurchased or otherwise acquired, Virtu Financial will redeem, repurchase or otherwise acquire an equal number of Virtu Financial Units held by us, upon the same terms and for the same price per security, as the shares of our Class A common stock or Class B common stock are redeemed, repurchased or otherwise acquired. In addition, Virtu Financial will not effect any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Virtu Financial Units unless it is accompanied by substantively identical subdivision or combination, as applicable, of each class of our common stock, and we will not effect any subdivision or combination of any class of our common stock unless it is accompanied by a substantively identical subdivision or combination, as applicable, of the Virtu Financial Units.

        Pursuant to the terms of the Amended and Restated Virtu Financial LLC Agreement, certain members of management of Virtu Financial, including Messrs. Viola and Cifu, are subject to non-compete and non-solicitation obligations until the third anniversary of the date on which such person ceases to be an officer, director or employee of ours. The employee members of Virtu Employee Holdco are subject to similar restrictions under the limited liability company agreements of Virtu Employee Holdco.

        Subject to certain exceptions, Virtu Financial will indemnify the Virtu Members against all losses or expenses arising from claims or other legal proceedings in which such person (in its capacity as such) may be involved or become subject to in connection with Virtu Financial's business or affairs or the Amended and Restated Virtu Financial LLC Agreement or any related document.

        Virtu Financial may be dissolved only upon the first to occur of (i) the sale of substantially all of its assets or (ii) as determined by us. Upon dissolution, Virtu Financial will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including creditors who are members or affiliates of members) in satisfaction of all of Virtu Financial's liabilities (whether by payment or by making reasonable provision for payment of such liabilities, including the setting up of any reasonably necessary reserves) and (b) second, to the members in proportion to their vested Virtu Financial Units (after giving effect to any obligations of Virtu Financial to make tax distributions).

Exchange Agreement

        At the closing of our initial public offering, we entered into an Exchange Agreement (the "Exchange Agreement") with Virtu Financial and each of the Virtu Members, pursuant to which they (or certain transferees thereof) have the right to exchange their Virtu Financial Units (along with the corresponding shares of our Class C common stock or Class D common stock, as applicable) for shares of our Class A common stock or Class B common stock, as applicable, on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Upon exchange, each share of our Class C common stock or Class D common stock will be cancelled.

        The Exchange Agreement provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to our Class A common stock is proposed by us or our stockholders and approved by our board of directors or is otherwise consented to or approved by our board of directors, the Virtu Members will be permitted to participate in such offer by delivery of a notice of exchange that is effective immediately prior to the consummation of such offer. In the case of any such offer proposed by us, we are obligated to use our reasonable best efforts to enable and permit the Virtu Members to participate in such offer to the same extent or on an economically equivalent basis as the holders of shares of our Class A common stock without discrimination. In addition, we are obligated to use our reasonable best efforts to ensure that the Virtu Members may participate in each such offer without being required to exchange Virtu Financial Units and shares of our Class C common stock or Class D common stock.

        The Exchange Agreement also provides that, in the event of a merger, consolidation or other business combination involving us (unless, following such transaction, all or substantially all of the holders of the voting power of us prior to such transaction continue to hold a majority of the voting power of the surviving entity (or its parent) in substantially the same proportions as immediately prior to such transaction) is approved by our board of directors and consummated in accordance with applicable law, we may require that each of the Virtu Members exchange with us all of such Virtu Member's Virtu Financial Units and shares of our Class C common stock or Class D common stock, as applicable, for aggregate consideration for each Virtu Financial Unit and share of our Class C common stock or Class D common stock, as applicable, that is equivalent to the consideration payable in respect of each share of our Class A common stock in such transaction. Such Virtu Members are not required to participate in such a transaction that is tax-free for our stockholders unless the transaction is also tax-free for such Virtu Members as holders of Virtu Financial Units and shares of our Class C common stock or Class D common stock, as applicable.

Stockholders Agreement

        Prior to the consummation of our initial public offering, we entered into a Stockholders Agreement (the "Stockholders Agreement") with the Founder Member and certain affiliates of Silver Lake Partners. Under the Stockholders Agreement, certain affiliates of Silver Lake Partners were entitled to nominate one Class III director for election to our board of directors so long as certain affiliates of Silver Lake Partners continued to own at least 30% of the Class A common stock held by affiliates of Silver Lake Partners immediately prior to our initial public offering (calculated assuming that all of their Virtu Financial Units and corresponding shares of Class C common stock are exchanged for Class A common stock). Following our initial public offering in April 2015, certain affiliates of Silver Lake Partners no longer had the right to nominate any director to our board of directors.

        The Stockholders Agreement also provided for the reimbursement of Mr. Viola's, the Founder Member's and certain affiliates of Silver Lake Partners' out-of-pocket expenses incurred or accrued in connection with the reorganization transactions and our initial public offering (other than taxes and underwriting discounts and commissions), up to a maximum amount of $850,000 for Mr. Viola and the Founder Member and $850,000 for certain affiliates of Silver Lake Partners. In April 2015, we reimbursed $850,000 for certain affiliates of Silver Lake Partners for out-of-pocket expenses incurred or accrued in connection with the reorganization transactions and our initial public offering.

        In connection with the reorganization transactions, we, Virtu Financial, two of our wholly owned subsidiaries, and certain affiliates of Temasek entered into a merger agreement, which provides for the reimbursement of Temasek's out-of-pocket expenses incurred or accrued in connection with the reorganization transactions and our initial public offering (other than taxes and underwriting discounts and commissions), subject to an agreed upon cap. In April 2015, we reimbursed $350,000 for certain affiliates of Temasek for out-of-pocket expenses incurred or accrued in connection with the reorganization transactions and our initial public offering.

Registration Rights Agreement

        Prior to the consummation of our initial public offering, we entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the Virtu Members.

        Subject to several exceptions, including underwriter cutbacks and our right to defer a demand registration under certain circumstances, the Founder Member, certain affiliates of Silver Lake Partners and an affiliate of Temasek may require that we register for public resale under the Securities Act all shares of common stock constituting registrable securities that they request be registered at any time following our initial public offering so long as the securities requested to be registered in each registration statement have an aggregate estimated market value of least $50 million. Under the Registration Rights Agreement, we are not obligated to effectuate more than seven demand registrations for the Founder Member, or more than two demand registrations for the affiliates of Silver Lake Partners or more than two demand registrations for the affiliate of Temasek. If we become eligible to register the sale of our securities on Form S-3 under the Securities Act, the Founder Member, certain affiliates of Silver Lake Partners and the affiliate of Temasek have the right to require us to register the sale of the registrable securities held by them on Form S-3, subject to offering size and other restrictions.

        If the Founder Member, certain affiliates of Silver Lake Partners or an affiliate of Temasek make a request for registration, the non-requesting parties to the Registration Rights Agreement are entitled to customary piggyback registration rights in connection with the request, and if the request is for an underwritten offering, such piggyback registration rights are subject to underwriter cutback provisions, with priority first for registration of shares going first to the Founder Member, certain affiliates of Silver Lake Partners or an affiliate of Temasek on a pro rata basis (provided that (a) for one year after the completion of our initial public offering, such priority will be allocated 75% to the certain affiliates of Silver Lake Partners or an affiliate of Temasek (to be allocated 45% to the affiliates of Silver Lake Partners and 30% to the affiliate of Temasek if they both elect to have their securities included in such registration) and 25% to the Founder Member until any of the affiliates of Silver Lake Partners, the affiliate of Temasek or the Founder Member have included all their securities sought to be included in such registration and (b) from the one year anniversary of the completion of our initial public offering until three demand registrations have been completed, such priority will be allocated 50% to the affiliates of Silver Lake and the affiliate of Temasek (to be allocated 30% to the affiliates of Silver Lake and 20% to the affiliate of Temasek if they both elect to have their securities included in such registration) and 50% to the Founder Member until any of the affiliates of Silver Lake, the affiliate of Temasek or the Founder Member have included all their securities sought to be included in such registration), second to the other parties with piggyback registration rights under the Registration Rights Agreement and third to other persons with a contractual right to include securities in the registration. In addition, the parties to the Registration Rights Agreement are entitled to piggyback registration rights with respect to any registration initiated by us or another stockholder, and if any such registration is in the form of an underwritten offering, such piggyback registration rights are subject to customary cutback provisions, with priority for registration of shares going first to us or such other stockholder, as applicable, second to the Founder Member, the affiliates of Silver Lake Partners and the affiliate of Temasek as described above, third to the other parties, if any, with piggyback registration rights under the Registration Rights Agreement and fourth to other persons with a contractual right to include securities in the registration.

        In addition, we undertook in the Registration Rights Agreement to file a registration statement as soon as we become eligible to register the sale of our securities on Form S-3 under the Securities Act and to use commercially reasonable efforts to have the registration statement declared effective as soon as practicable and to remain effective in order to register the shares of Class A common stock issuable upon the exchange of Virtu Financial Units, together with shares of Class C common stock, by Virtu Employee Holdco, the Employee Trust, certain other Virtu Members, including Mr. Cifu, and certain transferees thereof from time to time. Alternatively, under certain circumstances, we may instead file a shelf registration statement on Form S-3 to permit the resale of the shares of Class A common stock held by such persons. For so long as any such registration statement is effective and usable, neither Virtu Employee Holdco, the Employee Trust nor transferee thereof will have the piggyback registration rights described in the immediately preceding paragraph.

        In connection with the transfer of their registrable securities, the parties to the Registration Rights Agreement may assign certain of their respective rights under the Registration Rights Agreement under certain circumstances. In connection with the registrations described above, we will indemnify any selling stockholders and we will bear all fees, costs and expenses (except underwriting commissions and discounts and fees and expenses of financial advisors of the selling stockholders and their internal and similar costs).

        As a result of the exercise of demand registration rights by certain affiliates of Silver Lake Partners under the Registration Rights Agreement, in November 2015, a public offering of 6,473,371 shares of the Company's Class A common stock was completed by the Company and certain selling stockholders affiliated with Silver Lake Partners. The selling stockholders sold 6,075,837 shares of Class A common stock and the Company sold 397,534 shares of Class A common stock at a price to the public of $22.15 per share. The Company incurred approximately $1 million in expenses and costs in connection with the secondary offering.

Tax Receivable Agreements

        In connection with the reorganization transactions, we acquired equity interests in Virtu Financial from certain affiliates of Silver Lake Partners and Temasek, as a result of a series of transactions (the "Mergers"). In addition, we used a portion of the net proceeds from our initial public offering to purchase Virtu Financial Units and corresponding shares of common stock from certain Virtu Members. These purchases resulted in favorable tax basis adjustments to the assets of Virtu Financial that will be allocated to us and our subsidiaries. Future acquisitions of interests in Virtu Financial are expected to produce favorable tax attributes. In addition, future exchanges by the Virtu Members of Virtu Financial Units and corresponding shares of Class C common stock or Class D common stock, as the case may be, for shares of our Class A common stock or Class B common stock, respectively, are expected to produce favorable tax attributes. These tax attributes would not be available to us in the absence of those transactions. Both the existing and anticipated tax basis adjustments are expected to reduce the amount of tax that we would otherwise be required to pay in the future.

        We entered into three tax receivable agreements with the Virtu Members (one with the Founder Member, Virtu Employee Holdco, the Employee Trust, certain management members and other post-initial public offering investors), another with affiliates of Silver Lake Partners and affiliates of Temasek, and the other with other affiliates of the Silver Lake Partners that provide for the payment by us to the Virtu Members (or their transferees of Virtu Financial Units or other assignees) of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize as a result of (i) any increase in tax basis in Virtu Financial's assets resulting from (a) the acquisition of equity interests in Virtu Financial from an affiliate of Silver Lake Partners and an affiliate of Temasek, and another affiliate of Temasek (the "Temasek Member") in the reorganization transactions (which represents the unamortized portion of the increase in tax basis in Virtu Financial's assets resulting from a prior acquisition of interests in Virtu Financial by an affiliate of Silver Lake Partners and Temasek, and the Temasek Member, (b) the purchases of Virtu Financial Units (along with the corresponding shares of our Class C common stock or Class D common stock, as applicable) from certain of the Virtu Members using a portion of the net proceeds from our initial public offering or in any future offering, (c) exchanges by the Virtu Members of Virtu Financial Units (together with the corresponding shares of our Class C common stock or Class D common stock, as applicable) for shares of our Class A common stock or Class B common stock, as applicable, or (d) payments under the tax receivable agreements, (ii) any net operating losses available to us as a result of the Mergers and (iii) tax benefits related to imputed interest deemed arising as a result of payments made under the tax receivable agreements.

        The actual increase in tax basis, as well as the amount and timing of any payments under these agreements, varies depending upon a number of factors, including the timing of exchanges by the Virtu Members, the price of our Class A common stock at the time of the exchange, the extent to which such exchanges are taxable, the amount and timing of the taxable income we generate in the future and the tax rate then applicable and the portion of our payments under the tax receivable agreements constituting imputed interest.

        The payments we are required to make under the tax receivable agreements could be substantial. We expect that, as a result of the amount of the increases in the tax basis of the tangible and intangible assets of Virtu Financial, assuming no material changes in the relevant tax law and that we earn sufficient taxable income to realize in full the potential tax benefit described above, future payments to the Virtu Members in respect of the purchases, the exchanges and the Mergers, and the purchases and exchanges in connection with the secondary offering completed in November 2015 will aggregate to approximately $218.4 million in the aggregate, ranging from approximately $8.1 million to $16.8 million per year over the next 15 years. Future payments under the tax receivable agreements in respect of subsequent exchanges would be in addition to these amounts and are expected to be substantial. The payments under the tax receivable agreements are not conditioned upon the Virtu Members' continued ownership of us.

        In addition, although we are not aware of any issue that would cause the IRS to challenge the tax basis increases or other benefits arising under the tax receivable agreements, the Virtu Members (or their transferees or other assignees) will not reimburse us for any payments previously made if such tax basis increases or other tax benefits are subsequently disallowed, except that any excess payments made to the Virtu Members will be netted against future payments otherwise to be made under the tax receivable agreements, if any, after our determination of such excess. As a result, in such circumstances we could make payments to the Virtu Members under the tax receivable agreements that are greater than our actual cash tax savings and may not be able to recoup those payments, which could negatively impact our liquidity.

        In addition, the tax receivable agreements provide that, upon certain mergers, asset sales or other forms of business combination or certain other changes of control, our or our successor's obligations with respect to tax benefits would be based on certain assumptions, including that we or our successor would have sufficient taxable income to fully utilize the benefits arising from the increased tax deductions and tax basis and other benefits covered by the tax receivable agreements. As a result, upon a change of control, we could be required to make payments under a tax receivable agreement that are greater than or less than the specified percentage of our actual cash tax savings, which could negatively impact our liquidity.

        In addition, the tax receivable agreements provide that in the case of a change in control of the Company, the Virtu Members have the option to terminate the applicable tax receivable agreement, and we will be required to make a payment to such electing party in an amount equal to the present value of future payments (calculated using a discount rate equal to the lesser of 6.5% or LIBOR plus 100 basis points, which may differ from our, or a potential acquirer's, then-current cost of capital) under the tax receivable agreement, which payment would be based on certain assumptions, including those relating to our future taxable income. In these situations, our obligations under the tax receivable agreements could have a substantial negative impact on our, or a potential acquirer's, liquidity and could have the effect of delaying, deferring, modifying or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. These provisions of the tax receivable agreements may result in situations where the Virtu Members have interests that differ from or are in addition to those of our other shareholders. In addition, we could be required to make payments under the tax receivable agreements that are substantial and in excess of our, or a potential acquirer's, actual cash savings in income tax.

        Finally, because we are a holding company with no operations of our own, our ability to make payments under the tax receivable agreements is dependent on the ability of our subsidiaries to make distributions to us. Our credit agreement restricts the ability of our subsidiaries to make distributions to us, which could affect our ability to make payments under the tax receivable agreements. To the extent that we are unable to make payments under the tax receivable agreements for any reason, such payments will be deferred and will accrue interest until paid.

        We did not make any payments under the tax receivable agreements during the year ended December 31, 2015.

Indemnification Agreements

        We entered into an indemnification agreement with each of our executive officers and directors that provides, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.

Other Transactions

        In the ordinary course of business, we purchase and lease computer equipment and maintenance and support from affiliates of Dell Inc. ("Dell"). Silver Lake Partners and its affiliates have a significant ownership interest in Dell. During the year ended December 31, 2015, we paid $3.5 million to Dell for these purchases and leases.

        Similarly, in the ordinary course of business, we purchase market data and related services from Interactive Data Pricing and Reference Data, Inc ("Interactive Data") and SunGard Securities Finance LLC ("SunGard"). Silver Lake Partners and its affiliates have a significant ownership interest in Interactive Data and SunGard. During the year ended December 31, 2015, we paid $0.4 million to Interactive Data for these purchases. During the year ended December 31, 2015, we paid $0.2 million to Sungard for these purchases.

        In the ordinary course of business, the Company purchases telecommunications services from Singapore Telecommunications Limited ("Singtel"). Temasek and its affiliates have a significant ownership interest in Singtel. During the year ended December 31, 2015, the Company paid $0.1 million to Singtel for these purchases.

        We have employed Michael T. Viola, the son of our Founder and Executive Chairman, as a trader. Michael T. Viola became a member of our board of directors in April 2016. We paid Mr. Viola approximately $0.8 million in compensation for the year ended December 31, 2015. Michael T. Viola was also granted 60,000 stock options with respect to shares of our Class A common stock under the 2015 Plan.

        Additionally, in 2015 we entered into a sublease arrangement with an affiliate of our Founder for officer space no longer used for our business. We received $0.1 million in consideration for the sublease.

 PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Stockholder ratification of the appointment of Deloitte & Touche LLP is not required by law. The ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon at the Annual Meeting. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment. Even if the stockholders ratify the appointment of Deloitte & Touche LLP, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of Virtu and its stockholders.

        Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        The board of directors recommends that you vote FOR the ratification of Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2016.

Pre-Approval Policy

        The policy of our Audit Committee is to review in advance, and pre-approve all audit or non-audit services to be provided by the Company's independent or other registered public accounting firm and to approve all related fees and other terms of engagement.

        All of the audit-related, tax and all other services provided by Deloitte & Touche LLP to us subsequent to our initial public offering in 2015 were approved by our Audit Committee. All non-audit services provided subsequent to our initial public offering in 2015 were reviewed with the Audit Committee, which in each case concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

Deloitte & Touche LLP Fees

        The following table presents aggregate fees billed to us for services rendered by Deloitte & Touche LLP for the fiscal years ended December 31, 2015 and December 31, 2014.

	2015	2014
Audit fees	$2,675,000	$3,052,795
Audit-related fees	259,000	1,118,000
Tax fees	$640,000	661,000
All other fees	—	—
Total	$3,574,000	$4,831,795

Audit Fees

        This category includes the aggregate fees during 2015 and 2014 for audit services provided by our independent registered public accounting firm for the fiscal years ending December 31, 2015 and December 31, 2014, including for the audits of our annual consolidated financial statements, and reviews of each of the quarterly financial statements included in our Quarterly Reports on Form 10-Q.

Audit-Related Fees

        This category includes the aggregate fees during 2015 and 2014 for services related to the performance of the audits and reviews described in the preceding paragraph that are not included in the Audit Fees category, including fees associated with (i) accounting consultation and due diligence related to certain transactions, (ii) services rendered in connection with our registration statements and (iii) the preparation and review of documents related to our securities offerings.

Tax Fees

        This category includes the aggregate fees during 2015 and 2014 for professional tax services provided by the independent registered public accounting firm or its affiliates, including for tax compliance and tax advice.

 AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee with respect to our audited financial statements for the year ended December 31, 2015. The information contained in this report shall not be deemed "soliciting material" or otherwise considered "filed" with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate such information by reference in such filing.

        The Audit Committee hereby reports as follows:

          1.     Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the audited financial statements with the Company's management.

          2.     The Audit Committee has discussed with the Company's independent registered public accounting firm the overall scope of, and plans for, their audit. The Audit Committee has met with the independent registered public accounting firm to discuss the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T regarding "Communication with Audit Committees.", as may be modified or supplemented.

          3.     The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence. The Audit Committee has concluded that Deloitte & Touche LLP's provision of audit and non-audit services to the Company and its affiliates is compatible with Deloitte & Touche LLP's independence.

          4.     The Audit Committee has an established charter outlining the practices it follows. The charter is available on the Company's website at: http://ir.virtu.com/corporate-governance.cfm.

          5.     Based on the review and discussions referred to in paragraphs (1) through (4) above, the Audit Committee recommended to the Company's board of directors, and the board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the Securities and Exchange Commission (the "Commission").

AUDIT COMMITTEE
William F. Cruger, Jr. Joseph Osnoss* John F. (Jack) Sandner

*
Mr. Osnoss participated in the review and discussions set forth above and on April 8, 2016 resigned from the Audit Committee and was replaced by Mr. Quick. Mr. Quick did not participate in the review and discussions set forth above.

aNNUal meeTiNG of sTocKholdeRs of viRTU fiNaNcial, June 14, 2016 iNc. iNTeRNeT - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TelephoNe - Call toll-free 1-800-pRoXies (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 P.M. EST the day before the meeting. mail - Sign, date and mail your proxy card in the envelope provided as soon as possible. iN peRsoN - You may vote your shares in person by attending the Annual Meeting. Go GReeN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20330000000000001000 8 061416 Proposal 1 and FOR Proposal 2, the ratification of the appointment of Deloitte & Touche December 31, 2016. In their discretion, the proxies are authorized to vote upon such other that changes to the registered name(s) on the account may not be submitted Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. The BoaRd of diRecToRs RecommeNds a voTe "foR" The elecTioN of diRecToRs aNd "foR" pRoposal 2. please siGN, daTe aNd ReTURN pRompTlY iN The eNclosed eNvelope. please maRK YoUR voTe iN BlUe oR BlacK iNK as shoWN heRe x 1. To elect three directors NomiNees: FOR ALL NOMINEESO William F. Cruger, Jr. O Christopher C. Quick WITHHOLD AUTHORITYO Vincent Viola FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ended December 31, 2016. The board of directors recommends that you vote FOR each of the nominees listed in LLP as the independent registered public accounting firm for the fiscal year ended business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof. If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card. Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note via this method. Signature of Stockholder Date: Signature of StockholderDate: NoTice of iNTeRNeT availaBiliTY of pRoXY maTeRials: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/20043/ compaNY NUmBeR accoUNT NUmBeR pRoXY voTiNG iNsTRUcTioNs

- 0 VIRTU FINANCIAL, INC. aNNUal meeTiNG of sTocKholdeRs – JUNe 14, 2016 This proxy is solicited by the board of directors for use at the virtu financial, inc. annual meeting of stockholders on June 14, 2016, or any postponement(s) or adjournment(s) thereof. The undersigned, having read the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 29, 2016, receipt of which is acknowledged hereby, does hereby appoint Douglas A. Cifu and Joseph Molluso the attorneys and proxies of the undersigned, each with full power of substitution and revocation, for and in the name of the undersigned, to vote and act at the Virtu Financial, Inc. Annual Meeting of Stockholders to be held on the 29th floor of Virtu Financial, Inc., 900 Third Avenue, New York, NY 10022-0100, on June 14, 2016 at 9:00 A.M. EST, and at any postponement(s) or adjournment(s) thereof, with respect to all of the shares of common stock of the undersigned, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all of the powers which the undersigned would possess if personally present and acting as set forth on the reverse. These proxies are authorized to vote and act in their discretion upon any other business that may properly come before the Annual Meeting of Stockholders or any postponement(s) or adjournment(s) thereof. All capitalized terms used in this proxy shall have the same meanings assigned to them in the Proxy Statement, dated April 29, 2016. This proxy when properly executed and returned in a timely manner, will be voted in the manner directed on the reverse side. if no direction is made, this proxy will be voted as the board of directors recommends to the extent permitted by delaware law. (continued and to be signed on the reverse side.) 14475 1.1

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GENERAL INFORMATION
PROPOSAL 1: ELECTION OF DIRECTORS
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT